Table of Contents

As filed with the Securities and Exchange Commission on October 28, 2026

Registration No. 333-299073

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

GLOW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	7372 (Primary Standard Industrial Classification Code Number)	86-0889110 (I.R.S. Employer Identification Number)

732 S 6th Street, Suite R

Las Vegas, Nevada 89101

+1 (432) 200-4958

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniela Carolina Mujica Chacon

732 S 6th Street, Suite R

Las Vegas, Nevada 89101

+1 (432) 200-4958

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Clifford J. Hunt, Esq. | Law Office of Clifford J. Hunt, P.A.

8200 Seminole Boulevard, Seminole, Florida 33772

Tel: (727) 471-0444

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement of which this prospectus forms a part is declared effective by the Securities and Exchange Commission.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

Large accelerated filer ☐	Non-accelerated filer ☒	Emerging growth company ☒
Accelerated filer ☐	Smaller reporting company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act: ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION

Dated October ___, 2026

GLOW HOLDINGS, INC.

a Nevada corporation

35,000,000 Shares of Common Stock

$0.01 Per Share

Maximum Offering Amount: $350,000

Best Efforts Direct Public Offering

Glow Holdings, Inc., a Nevada corporation (the “Company,” “Glow,” “we,” “us,” or “our”), is offering up to 35,000,000 shares of its common stock, par value $0.001 per share (the “Offered Shares”), at a fixed offering price of $0.01 per share for maximum gross proceeds of $350,000.

The Offered Shares are being offered by the Company on a “best efforts” basis. There is no minimum number of shares that must be sold and no minimum amount of proceeds that must be raised before the Company may conduct a closing. The Company may conduct one or more closings on a rolling basis after the registration statement of which this prospectus forms a part has been declared effective by the Securities and Exchange Commission.

Dual-Class Voting Structure and Control of the Company

The Company has a dual-class voting structure consisting of Common Stock and Special 2024 Series B Preferred Stock. Each share of Common Stock is entitled to one vote, while each share of Special 2024 Series B Preferred Stock is entitled to 1,000 votes on matters submitted to stockholders. Both classes vote together as a single class, except as otherwise required by applicable law.

Immediately prior to this Offering, the Company has 40,123,783 shares of Common Stock and 700,000 shares of Special 2024 Series B Preferred Stock issued and outstanding. The Common Stock represents approximately 5.4% of the Company’s aggregate voting power, while the Special 2024 Series B Preferred Stock represents approximately 94.6%.

Assuming the sale of all 35,000,000 shares of Common Stock offered hereby, the Common Stock will represent approximately 9.7% of the Company’s aggregate voting power, while the Special 2024 Series B Preferred Stock will continue to represent approximately 90.3%.

Daniela Carolina Mujica Chacon, the Company’s sole director and executive officer, beneficially owns 37,560,000 shares of Common Stock and all 700,000 outstanding shares of Special 2024 Series B Preferred Stock. Accordingly, she currently controls approximately 99.7% of the Company’s aggregate voting power and will continue to control approximately 95.2% of the aggregate voting power assuming the sale of all shares offered hereby.

As a result, Ms. Mujica Chacon will retain substantial control over the election of directors and other matters submitted to stockholders, including significant corporate transactions. Purchasers of Common Stock in this Offering will have limited ability to influence such matters. See “Risk Factors — Our controlling stockholder will continue to control substantially all matters submitted to stockholders following completion of this Offering.”

	Number of Shares	Price to Public	Underwriting Discounts and Commissions	Proceeds to the Company	Proceeds to Other Persons
Per Share	1	$0.01	$0.00	$0.01	$0.00
Maximum Offering	35,000,000	$350,000	$0.00	$350,000	$0.00

The amounts shown above are before deduction of offering expenses. The Company has not engaged an underwriter, broker-dealer, placement agent or other selling agent as of the date of this prospectus. If the Company subsequently engages any such person and agrees to pay commissions or other compensation, the registration statement will be amended and the prospectus will be supplemented as required by applicable law.

Emerging Growth Company

We are an “emerging growth company,” as defined under the Jumpstart Our Business Startups Act of 2012, as amended. As an emerging growth company, we are eligible to take advantage of certain reduced disclosure and reporting requirements applicable to other public companies, including reduced executive compensation disclosures and exemptions from certain auditor attestation and other requirements. We may take advantage of these accommodations for as long as we qualify as an emerging growth company. Accordingly, the information we provide to investors may differ from the information provided by other public companies that are not emerging growth companies.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 15 OF THIS PROSPECTUS.

The Company’s common stock is quoted on the OTC Markets under the trading symbol “GLOH.” On October 20, 2026, the last reported sale price of our common stock on the OTC Markets was $0.02 per share.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

Glow Holdings, Inc. (the “Company,” “Glow,” “we,” “us,” or “our”) is offering up to 35,000,000 shares of its common stock at a fixed offering price of $0.01 per share for maximum gross proceeds of $350,000, before deducting offering expenses. The offering is being conducted as a direct, best-efforts offering under an effective registration statement under the Securities Act of 1933, as amended. There is no minimum offering amount and no escrow arrangement is currently being used. Following each closing, funds from accepted subscriptions will be available for use by the Company in accordance with the “Use of Proceeds” section of this prospectus. The Company may accept subscriptions through one or more rolling closings during the offering period. The Company does not presently anticipate using selling securityholders in the offering. Investors located outside the United States are responsible for compliance with the securities, tax, exchange-control, anti-money laundering, sanctions and other laws applicable in their jurisdictions; effectiveness of the registration statement does not constitute registration or approval of the Offered Shares under foreign law.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of applicable federal securities laws. Forward-looking statements include statements concerning the Company’s business strategy, future operations, development plans, commercialization efforts, market opportunities, capital requirements, anticipated growth, prospective financial performance and expected use of proceeds. These statements are based on current expectations, estimates and assumptions and involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied by such statements. Investors should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus. Except as required by applicable law, the Company undertakes no obligation to update or revise forward-looking statements.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that prospective investors should consider before purchasing the securities offered hereby. Prospective investors should carefully read this entire prospectus, including the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Use of Proceeds” and “Dilution,” and the financial statements and related notes included elsewhere in this prospectus.

Company Overview

Glow Holdings, Inc. (the “Company,” “Glow,” “we,” “us,” or “our”) is a Nevada corporation focused on the evaluation, modernization, enhancement and proposed commercialization of technology assets and intellectual property acquired in connection with Wabiam Soluciones Tecnológicas (“Wabiam”).

On June 1, 2026, the Company entered into a Technology Asset Purchase Agreement with Ana Teresa Lopez pursuant to which it acquired certain software-related technology assets, technical and development materials, operational methodologies, business materials, branding and associated intellectual property rights. The acquisition was structured as an asset purchase and did not involve the acquisition of a separate operating legal entity.

The Company intends to evaluate the condition, functionality and commercial suitability of the acquired technology assets and undertake the modernization, enhancements, testing and other activities necessary to prepare selected technologies for commercial deployment. The Company’s Wabiam-related activities have not generated revenue since the acquisition. The Wabiam platform is not currently operational.

The Company previously conducted healthcare-related operations through TeleCare Home Health LLC (“TeleCare”), which generated substantially all of the Company’s historical operating revenue. In August 2026, the Company transferred its ownership interest in TeleCare to Alonzo V. Pierce, the Company’s former President and Chief Executive Officer. Following this disposition, TeleCare ceased to be a subsidiary, and the Company no longer conducts its historical TeleCare-related operations.

Current Operations

The Company’s current activities consist principally of evaluating its acquired Wabiam-related technology assets, assessing the modifications and modernization necessary for commercial deployment, determining financing requirements, and undertaking corporate, administrative and regulatory activities.

Although the Company has acquired existing technology assets and intellectual property, it has not completed its evaluation of their present functionality, technical condition or readiness for commercial use. The Company has not commenced revenue-generating commercial operations utilizing the acquired Wabiam assets and currently has no customers, pilot programs, signed customer contracts or paying users associated with its continuing Wabiam-related activities.

The Company maintains its principal executive office address at 732 S 6th Street, Suite R, Las Vegas, Nevada 89101. Daniela Carolina Mujica Chacon, the Company’s sole director and executive officer, resides in Venezuela and performs her executive and administrative responsibilities from outside the United States.

Proposed Business Activities

The Company’s business strategy is focused on evaluating, updating and enhancing its acquired Wabiam-related technology assets for potential commercial applications involving enterprise software, workflow automation, operational analytics, systems integration and related technology services.

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Management intends to assess which acquired technologies and related materials may be suitable for modification, reuse or incorporation into commercially deployable products and services. Where appropriate, the Company may develop additional functionality, software modules, integrations and software-as-a-service (“SaaS”) capabilities to support its proposed business strategy.

The Company has not completed its assessment of the acquired assets’ present functionality and commercial readiness. Accordingly, the products, services and business capabilities described in this Prospectus represent proposed commercial activities and should not be interpreted as indicating that the Company currently offers such products or services or has an established revenue-generating technology business.

Development and Commercialization Strategy

Management currently estimates that approximately $60,000 to $200,000 will be required to evaluate, update, modernize, enhance, test and prepare the acquired Wabiam technology assets for initial commercial deployment, depending upon their condition and the scope of the Company’s intended commercialization activities.At the lower end of this range, management believes approximately $60,000 may be sufficient to modernize and adapt selected acquired technology assets to support limited initial commercial functionality, including a minimum viable product (“MVP”), subject to the results of technical evaluation and testing.At the upper end of the range, management estimates that approximately $200,000 would support a more comprehensive modernization and commercialization program involving expanded software functionality, technical personnel, infrastructure improvements, testing and broader commercial capabilities.

Management currently anticipates commencing commercial operations during the second year following receipt of sufficient development financing, subject to successful completion of the required evaluation, modernization, testing and deployment activities. There can be no assurance that the acquired technology can be commercially deployed within the estimated cost range or anticipated timeframe.

Geographic Markets

The Company intends to pursue commercial opportunities in both the United States and Latin America, where management believes demand may exist for enterprise software, workflow automation and related technology solutions. In the United States, the Company initially intends to focus its sales and business development efforts in Florida. Once selected Wabiam-related technology assets have been sufficiently evaluated, updated and prepared for initial commercial deployment, management intends to begin identifying and recruiting sales personnel and representatives to pursue prospective customers, establish commercial relationships and support the introduction of the Company’s proposed products and services.

The Company also intends to pursue opportunities in Latin America, where management believes businesses may benefit from adaptable enterprise software, process automation and operational analytics solutions.

The timing and scope of these activities will depend upon the availability of financing, completion of the necessary technology modernization and testing, and the Company’s ability to engage qualified sales personnel and establish customer relationships. The Company has not generated revenue from its continuing Wabiam-related activities. There can be no assurance that the Company will successfully commercialize the acquired assets, recruit sales personnel, establish customers or generate revenue in either market.

Wabiam Technology Platform

On June 1, 2026, the Company entered into a Technology Asset Purchase Agreement with Ana Teresa Lopez pursuant to which it acquired certain software-related technology assets, technical and development materials, business materials, operational methodologies, branding and associated intellectual property and proprietary rights relating to Wabiam Soluciones Tecnológicas (“Wabiam”).

In consideration for the acquisition, the Company issued 2,000,000 shares of restricted Common Stock to Ms. Lopez on June 12, 2026. Ms. Lopez is not a director, executive officer or affiliate of the Company and has no family, business or other relationship with Ms. Mujica Chacon or any other director, executive officer or control person of the Company.

Wabiam is not a separate legal entity acquired by the Company. Rather, it represents the acquired technology assets and the Company’s proposed enterprise technology business initiative. The acquisition did not involve the purchase of an operating corporate entity or the assumption of the seller’s liabilities.

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Current Technology Status

The Wabiam platform is not currently operational. The Company acquired existing Wabiam-related technology assets and intellectual property. These assets include software-related materials, technical documentation, operational methodologies, development materials and related proprietary rights. Management has not completed a comprehensive technical evaluation of the acquired assets and has not established that all or any particular portion of the acquired technology is presently suitable for commercial deployment without further modification or development.

The Company’s current activities are focused on evaluating the condition, functionality and commercial suitability of the acquired assets and determining the updates, modifications, enhancements and infrastructure requirements necessary to support commercial use.

The Company has not commenced revenue-generating commercial operations utilizing the acquired Wabiam assets and currently has no customers, pilot programs, signed customer contracts or paying users associated with its Wabiam-related business activities.

Remaining Modernization and Commercialization Activities

The Company anticipates that the principal activities necessary to prepare selected Wabiam technology assets for commercial deployment will include:

1.	Evaluating the condition, functionality, completeness and commercial suitability of the acquired technology assets and supporting materials;

2.	Identifying existing technology components that may be updated, modified, adapted or incorporated into commercially deployable products or services;

3.	Engaging software development personnel, contractors and other technical resources to undertake necessary modernization, modifications and enhancements;

4.	Updating, testing and validating selected software components, system functionality, integrations and related technologies;

5.	Establishing or improving the technology infrastructure, hosting arrangements, security measures and operational resources necessary for commercial deployment; and

6.	Completing the necessary testing, implementation and deployment activities before introducing the Company’s proposed products and services to customers.

The Company’s principal challenge is obtaining sufficient financing to complete these activities. Additional challenges may include identifying deficiencies in the acquired technology, determining whether certain components require replacement or redevelopment, obtaining qualified technical personnel, ensuring compatibility with current systems and achieving commercial acceptance.

Estimated Modernization and Commercialization Costs

Management currently estimates that approximately $60,000 to $200,000 will be required to evaluate, update, modernize, enhance, test and prepare selected Wabiam-related technology assets for initial commercial deployment. The amount ultimately required will depend upon the condition and functionality of the acquired technology, the extent of necessary modifications and the scope of the Company’s proposed commercial activities.

At the lower end of this range, management believes approximately $60,000 may be sufficient to update and adapt selected acquired technology assets to support limited initial commercial functionality, including a minimum viable product (“MVP”), provided that the technical evaluation identifies components suitable for commercial adaptation without substantial redevelopment. At the upper end, management estimates that approximately $200,000 would support a more comprehensive modernization and commercialization program, including expanded software functionality, technical personnel, infrastructure improvements, systems integration, testing and broader commercial deployment capabilities.

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Assuming the sale of all 35,000,000 shares offered hereby, resulting in maximum gross proceeds of $350,000, the Company anticipates allocating approximately $100,000 toward software and platform modernization and enhancement, $70,000 toward technical personnel and contractors, and $30,000 toward technology infrastructure and cloud services. These expenditures would total approximately $200,000 and represent the Company’s anticipated technology-related expenditures under the maximum Offering scenario.

These estimates are preliminary and have not been validated through a completed technical assessment of the acquired assets. Actual costs may differ materially from management’s estimates, particularly if certain technology components require substantial modification, replacement or redevelopment. There can be no assurance that the Company will achieve initial commercial deployment within the estimated cost range.

Because the Offering is being conducted on a best-efforts basis with no minimum offering amount, the Company may receive insufficient proceeds to complete its proposed modernization and commercialization activities. If sufficient financing is not obtained, the Company may be required to delay, reduce or suspend these activities or seek additional financing, which may not be available on acceptable terms, or at all.

Anticipated Commercialization Timeline

Subject to obtaining sufficient financing and successfully completing the necessary technical evaluation, modernization, testing and deployment activities, management currently anticipates commencing commercial operations during the second year following receipt of sufficient development financing.

The anticipated timetable is preliminary and will depend upon the functionality and condition of the acquired technology, the extent of required modifications, availability of financing, technical personnel, infrastructure readiness and other operational considerations.

There can be no assurance that the Company will successfully modernize the acquired technology assets, achieve commercial deployment within the estimated timeframe, establish customers or generate revenue.

Historical Operations and Disposition of TeleCare Home Health LLC

The Company’s historical operating revenue was generated by TeleCare Home Health LLC (“TeleCare”), a Texas limited liability company that became the Company’s wholly owned subsidiary in October 2025. TeleCare provided healthcare-related services and consulting to medical providers and generated substantially all of the Company’s reported revenue for the year ended December 31, 2025 and the interim periods reflected in the Company’s historical financial statements.

TeleCare was not part of the Company’s current Wabiam-related enterprise technology strategy. In August 2026, prior to the filing of this Registration Statement, the Company transferred its ownership interest in TeleCare to Alonzo V. Pierce, the Company’s former President and Chief Executive Officer, pursuant to a transaction approved by the Company’s Board of Directors.

Following completion of the transaction, TeleCare ceased to be a subsidiary of the Company and its operations are no longer included within the Company’s continuing business operations.

Accordingly, investors should not view the Company’s historical TeleCare-related revenue as indicative of the Company’s current or future operating results. As of the date of this Prospectus, the Company has not generated revenue from its Wabiam-related activities, and the Wabiam platform is not currently operational.

The Company’s future operating results will depend upon its ability to successfully evaluate, modernize and commercialize its acquired Wabiam-related technology assets, establish customer relationships, generate software and service revenue, obtain sufficient capital, and execute its current enterprise technology strategy.

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Business and Commercialization Strategy

The Company intends to pursue a phased commercialization strategy centered on evaluating and modernizing its acquired Wabiam-related technology assets and identifying opportunities to adapt those assets for commercial products and services.

Following completion of the necessary evaluation, modernization and testing activities, management intends to pursue opportunities involving enterprise software, systems integration, process automation, technology consulting and customer-specific implementation engagements. Management believes such activities may provide opportunities to establish commercial relationships, generate service-based revenue and identify recurring customer requirements that could support the development of standardized software modules or subscription-based products.

Over time, management intends to increase the proportion of the Company’s business represented by recurring subscription, licensing, support, and cloud-based software revenue. The Company may also pursue strategic relationships, regional implementation partners, infrastructure providers, and other commercial arrangements intended to support software development, customer acquisition, geographic expansion, and commercialization.

The Company expects to use proceeds from this Offering to support software and platform development, technical personnel and contractors, technology and cloud infrastructure, sales and business development, professional and compliance costs, working capital, and general corporate purposes.

Company History

Glow Holdings, Inc. was incorporated in the State of Nevada on September 5, 1997 under the name Universal Funding Services, Inc. The Company subsequently underwent several corporate name changes, including Universal Reduction Melting Technologies, Inc. in 1999, Internet Solutions for Business, Inc. in 2005, GlobalOne Real Estate, Inc. in 2005, and Glow Holdings, Inc. in 2011.

From time to time, the Company engaged in limited operations, restructuring activities, and corporate reorganization efforts. On February 22, 2024, the District Court of Clark County, Nevada appointed JUDD Holding Corp as custodian of the Company pursuant to Nevada custodianship proceedings. On October 11, 2024, the court entered an order discharging the custodian and returning corporate control to the Company’s Board of Directors.

On October 10, 2025, the Financial Industry Regulatory Authority (“FINRA”) processed a 1-for-150 reverse stock split of the Company’s common stock.

On October 29, 2025, the Company acquired 100% of the membership interests of TeleCare Home Health LLC, a Texas limited liability company, in a transaction involving entities affiliated with the Company’s then-management. Following the acquisition, TeleCare Home Health LLC became the Company’s wholly owned operating subsidiary and generated substantially all of the Company’s reported revenue during the periods in which it was consolidated with the Company.

In April 2026, Patient Path LLC, an entity controlled by Alonzo V. Pierce, entered into a Stock Purchase Agreement with Daniela Carolina Mujica Chacon pursuant to which Patient Path LLC agreed to sell to Ms. Mujica Chacon: (i) 1,560,000 shares of the Company’s common stock and (ii) 700,000 shares of the Company’s Special 2024 Series B Preferred Stock, representing the Company’s controlling equity interests.

In connection with the transaction, Alonzo V. Pierce resigned from all officer and director positions with the Company effective upon appointment of his successor, and Daniela Carolina Mujica Chacon accepted appointment as the Company’s sole director, President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary.

In May 2026, the Company entered into a strategic business transition initiative focused on the acquisition and development of enterprise technology, workflow systems, software infrastructure, operational analytics technologies, and related intellectual property assets associated with the “Wabiam Soluciones Tecnológicas” business platform (“Wabiam”).

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In connection with this transition, on June 1, 2026, the Company entered into a Technology Asset Purchase Agreement with Ana Teresa Lopez pursuant to which the Company acquired certain existing software-related technology assets, technical and development materials, operational methodologies, branding assets, databases, workflows, business materials, and related intellectual property and technology rights associated with Wabiam. On June 12, 2026, the Company issued 2,000,000 shares of restricted common stock to Ms. Lopez as consideration for the acquired assets.

Wabiam is not a separate legal entity. The name refers to the technology assets acquired from Ms. Lopez and to the Company’s proposed enterprise technology business initiative, which is intended to address finance, trade, logistics, operational management, and enterprise coordination activities. The Wabiam platform is not currently operational.

Following the change in control transaction and strategic business transition, the Company began evaluating the acquired Wabiam-related technology assets to determine the modernization, enhancement and testing required to prepare selected technologies for potential commercial deployment.

In August 2026, the Company entered into an Executive Employment Agreement with Daniela Carolina Mujica Chacon providing for her continued service as the Company’s sole director and executive officer. Pursuant to the Executive Employment Agreement, the Company issued Ms. Mujica Chacon 36,000,000 shares of restricted common stock as equity compensation for her continued service to the Company.

Also in August 2026, prior to the filing of this Registration Statement, the Company transferred its ownership interest in TeleCare Home Health LLC to Alonzo V. Pierce, the Company’s former President and Chief Executive Officer. Following completion of the transaction, TeleCare Home Health LLC ceased to be a subsidiary of the Company and its operations are no longer included within the Company’s continuing business operations.

As a result of these transactions, the Company’s continuing business operations consist of evaluating, modernizing and preparing the acquired Wabiam-related technology assets for potential commercial deployment. The Company has not generated revenue from these activities, and the Wabiam platform is not currently operational.

The Company may, at a future date, evaluate a potential corporate rebranding or name change intended to align the Company’s public identity with its evolving business operations and strategic direction.

Management and Voting Control

Daniela Carolina Mujica Chacon serves as the Company’s sole director and as its Chief Executive Officer, President, Chief Financial Officer, Treasurer, and Secretary.

In August 2026, the Company entered into an Executive Employment Agreement with Ms. Mujica Chacon relating to her continued service as the Company’s sole director and executive officer. Pursuant to the Executive Employment Agreement, the Company issued Ms. Mujica Chacon 36,000,000 shares of restricted common stock as equity compensation for her continued service to the Company.

Following such issuance, Ms. Mujica Chacon beneficially owns 37,560,000 shares of the Company’s common stock, and the Company has 40,123,783 shares of common stock issued and outstanding immediately prior to this Offering.

Ms. Mujica Chacon also beneficially owns all 700,000 issued and outstanding shares of the Company’s Special 2024 Series B Preferred Stock. Each share of Special 2024 Series B Preferred Stock is entitled to 1,000 votes on all matters submitted to stockholders and votes together with the holders of common stock as a single class.

As a result of her ownership of the Special 2024 Series B Preferred Stock, Ms. Mujica Chacon controls substantially all of the Company’s aggregate voting power and will continue to exercise effective voting control over the Company following completion of this Offering, even if all 35,000,000 shares offered hereby are sold.

Following the sale of all 35,000,000 shares offered hereby, Ms. Mujica Chacon would beneficially own approximately 50.0% of the Company’s outstanding common stock while retaining effective voting control of the Company through her ownership of the Special 2024 Series B Preferred Stock.

Assuming completion of the maximum Offering, purchasers of the Offered Shares will collectively hold approximately 4.5% of the Company’s aggregate voting power, while Daniela Carolina Mujica Chacon will retain approximately 95.2% of the aggregate voting power through her combined ownership of Common Stock and Special 2024 Series B Preferred Stock.

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The Offering

Offering Terms	Description
Issuer	Glow Holdings, Inc., a Nevada corporation.

Securities Offered	Up to 35,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Offered Shares”).
Offering Price	$0.01 per share.

Maximum Offering Amount	$350,000.

Offering Basis	The Offered Shares are being offered on a “best efforts” basis. There is no minimum number of shares that must be sold or minimum amount of proceeds that must be raised before the Company may conduct a closing.

Minimum Offering Amount	None.

Minimum Investment	No minimum investment amount.

Closings	The Company may conduct one or more closings on a rolling basis after the Registration Statement has been declared effective. Because there is no minimum offering amount, the Company may accept subscriptions and conduct a closing at any level of proceeds raised.

Escrow	None. The Company does not currently intend to use an escrow account. Funds from accepted subscriptions will be available for use by the Company following the applicable closing, subject to applicable law and the terms of this Prospectus.

Offering Period	The Offering will commence promptly after the Registration Statement has been declared effective and will terminate upon the earliest of: (i) the sale of all 35,000,000 Offered Shares; (ii) one year after the effective date of the Registration Statement; or (iii) such earlier date as the Company determines, in its sole discretion, to terminate the Offering.

Common Stock Outstanding Before the Offering	40,123,783 shares.

Common Stock Outstanding After the Offering	75,123,783 shares, assuming all 35,000,000 Offered Shares are sold. If 10%, 25%, 50% or 75% of the Offered Shares are sold, 43,623,783, 48,873,783, 57,623,783 or 66,373,783 shares, respectively.

Selling Securityholders	None. All Offered Shares are being offered and sold by the Company.

Maximum Gross Proceeds	$350,000, before deduction of offering expenses. If 10%, 25%, 50% or 75% of the Offered Shares are sold, gross proceeds would be $35,000, $87,500, $175,000 or $262,500, and net proceeds after estimated offering expenses of $45,000 would be $(10,000), $42,500, $130,000 or $217,500, respectively. At the 10% level, gross proceeds would not cover the estimated offering expenses. See “Use of Proceeds” and “Dilution.”

Use of Proceeds	The Company intends to use the net proceeds of the Offering primarily for software and platform development, technical personnel and contractors, technology and cloud infrastructure, business development and commercialization activities, legal, accounting and compliance expenses, working capital, and general corporate purposes. See “Use of Proceeds.”

Trading Market and Symbol	The Company’s common stock is quoted on the OTC Markets under the symbol “GLOH.”

Voting Control	Daniela Carolina Mujica Chacon will continue to exercise effective voting control over the Company following the Offering through her ownership of all 700,000 outstanding shares of Special 2024 Series B Preferred Stock, each of which is entitled to 1,000 votes. See “Security Ownership of Certain Beneficial Owners and Management” and “Risk Factors.”

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Pro Forma Voting Power Following Completion of the Maximum Offering

The following table presents the Company’s anticipated voting structure immediately following the sale of all 35,000,000 shares of Common Stock offered hereby. The table assumes no other issuances, conversions, cancellations, or changes in capitalization. Each share of Common Stock carries one vote, and each share of Special 2024 Series B Preferred Stock carries 1,000 votes.

Holder / Group	Common shares	Series B preferred shares	Total votes	% voting power
Daniela Carolina Mujica Chacon	37,560,000	700,000	737,560,000	95.2%
Ana Teresa Lopez	2,000,000	—	2,000,000	0.3%
Other existing holders	563,783	—	563,783	0.1%
Offering investors	35,000,000	—	35,000,000	4.5%
Total	75,123,783	700,000	775,123,783	100.0%

(1) Assumes the sale of all 35,000,000 shares of Common Stock offered hereby at $0.01 per share, resulting in 75,123,783 shares of Common Stock outstanding following completion of the maximum Offering.

(2) Each share of Common Stock is entitled to one vote. Each share of Special 2024 Series B Preferred Stock is entitled to 1,000 votes. The two classes generally vote together as a single class on matters submitted to stockholders.

(3) Daniela Carolina Mujica Chacon beneficially owns 37,560,000 shares of Common Stock and all 700,000 outstanding shares of Special 2024 Series B Preferred Stock, representing an aggregate of 737,560,000 votes. Accordingly, Ms. Mujica Chacon will retain approximately 95.2% of the Company’s aggregate voting power following completion of the maximum Offering.

(4) The percentages presented are based on 775,123,783 aggregate votes outstanding following completion of the maximum Offering. The table assumes no other changes in capitalization or voting rights.

(5) Offering investors are presented as a group solely for illustrative purposes. They are not assumed to constitute a voting group or to act together.

Capitalization by Class

The following table summarizes the Company’s authorized and outstanding equity securities immediately prior to this Offering and after giving effect to the sale of all 35,000,000 Offered Shares. The table assumes no other issuances, conversions, cancellations, or other changes in capitalization.

Class of Security	Voting Rights	Conversion Rights	Authorized / Designated	Outstanding Before Offering	Outstanding After Maximum Offering
Common Stock, $0.001 par value	1 vote per share	N/A	700,000,000	40,123,783	75,123,783
Series A Convertible Preferred Stock, $0.001 par value	10 votes per share	1 common share per preferred share	10,000,000 designated	0	0
Special 2024 Series B Preferred Stock, $0.001 par value	1,000 votes per share	None	700,000 designated	700,000	700,000*

* Because all 700,000 outstanding shares of Special 2024 Series B Preferred Stock are beneficially owned by Daniela Carolina Mujica Chacon, she will continue to exercise effective voting control of the Company following completion of this Offering. See “Security Ownership of Certain Beneficial Owners and Management” and “Risk Factors.”

Summary of Principal Risk Factors

An investment in the Offered Shares is highly speculative and involves substantial risk. The principal risks of this Offering include the Company’s early-stage transition to the Wabiam enterprise technology business; the absence of revenue from the Company’s continuing Wabiam-related operations; the Company’s limited cash resources and dependence on additional financing; the disposition of TeleCare Home Health LLC, which generated substantially all of the Company’s historical operating revenue; risks associated with the development, commercialization, cybersecurity, intellectual property protection and market adoption of the Company’s software and AI-enhanced technologies; the absence of a minimum offering amount or escrow arrangement; dilution to purchasers in this Offering; the limited liquidity and potential volatility of the Company’s OTC-quoted common stock; and the continuing voting control of Daniela Carolina Mujica Chacon through her ownership of the Company’s Special 2024 Series B Preferred Stock. Prospective investors should carefully review all of the risk factors described below before making an investment decision.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below, together with the other information contained in this Prospectus, including our financial statements and the related notes thereto, before making an investment decision. If any of the following risks actually occur, our business, financial condition, results of operations, and prospects could be materially and adversely affected. In such event, the trading price of our securities could decline, and investors could lose all or part of their investment.

The risks described below are not the only risks facing the Company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also impair our business operations.

RISKS RELATED TO OUR BUSINESS AND OPERATIONS

We are in the early stages of transitioning our business operations toward enterprise technology, software infrastructure, workflow automation, operational analytics, AI-enhanced business tools, and SaaS-related activities associated with the Wabiam business platform, and we have limited operating history in our current strategic business direction.

The Company recently underwent a change in control and strategic business transition involving the acquisition of certain intellectual property, existing software-related technology assets, technical and development materials, operational methodologies, and related business assets associated with the Wabiam platform. The Company’s enterprise technology and SaaS-related activities remain in the early stages of development and commercialization. Our limited operating history in our current strategic business direction makes it difficult to evaluate our future prospects, business model, commercialization strategy, and likelihood of long-term success. We may not be successful in developing, commercializing, or scaling our software technologies, workflow systems, operational analytics tools, AI-enhanced business tools, or SaaS initiatives, and there can be no assurance that such activities will generate sustainable revenue or profitability. Investors should consider the risks, uncertainties, and challenges frequently encountered by companies undergoing business transitions, implementing new operational strategies, and developing emerging technology and software-related businesses.

Our business strategy may not be successful, and our technologies and software initiatives may not achieve commercial adoption.

Our business strategy is focused on the development and commercialization of enterprise software solutions, workflow systems, operational analytics infrastructure, AI-enhanced business tools, and scalable SaaS technologies. The successful execution of this strategy depends on numerous factors, including software development execution, customer adoption, competitive positioning, capital availability, infrastructure scalability, and market acceptance. There can be no assurance that customers will adopt our technologies, that our products and services will perform as intended, or that our software initiatives will achieve commercial viability. Failure to successfully develop or commercialize our technologies could materially and adversely affect our business and prospects.

We may require additional capital to execute our business plan, and such capital may not be available on acceptable terms or at all.

The development and commercialization of software technologies, enterprise systems, operational infrastructure, and SaaS platforms may require substantial capital investment. Although the Company is seeking to raise up to $350,000 through this Offering, there can be no assurance that the maximum amount will be raised or that the net proceeds from this Offering will be sufficient to fund the Company’s business plan. We may require additional financing to support software development, personnel, infrastructure, commercialization efforts, customer acquisition, regulatory compliance, professional expenses, and working capital requirements. There can be no assurance that additional financing will be available when needed or on terms acceptable to us. Any future equity financings may result in substantial dilution to existing stockholders, and debt financings may impose restrictive covenants, repayment obligations, or other terms that could adversely affect our operations. If we are unable to obtain adequate financing, we may be required to delay, scale back, or discontinue portions of our business strategy or operations.

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Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, and we may be required to curtail or cease operations.

Our independent registered public accounting firm’s report on our financial statements for the years ended December 31, 2025 and 2024 includes a section stating that conditions described in the financial statements raise substantial doubt about our ability to continue as a going concern. As of June 30, 2026, we had no cash, no current assets and current liabilities of $20,178. TeleCare Home Health LLC, which generated substantially all of our historical operating revenue, was transferred out of the Company in August 2026, and our continuing Wabiam-related operations have not generated revenue. We therefore depend upon proceeds from this Offering and additional financing to fund our operations and implement our business plan. Because this Offering has no minimum offering amount, we may receive insufficient proceeds to continue operations. If we are unable to obtain sufficient financing or generate revenue from our continuing operations, we may be required to delay or curtail development activities, suspend operations or cease operations entirely, and investors could lose all or substantially all of their investment.

Our success depends on key members of management, and the loss of their services could adversely affect our business.

Our operations and strategic initiatives are substantially dependent upon the continued services, experience, and efforts of our executive management and key personnel. Daniela Carolina Mujica Chacon currently serves as the Company’s sole director and as its Chief Executive Officer, President, Chief Financial Officer, Treasurer, and Secretary. Because the Company is in the early stages of its strategic business transition and has a limited management structure, the loss or unavailability of Ms. Mujica Chacon or other key personnel could disrupt operations, delay software development activities, impair commercialization efforts, affect financial reporting and compliance functions, or adversely affect our ability to execute our business plan. We do not currently maintain key person insurance and may experience difficulty attracting and retaining qualified personnel, developers, engineers, consultants, financial professionals, or other technical resources necessary to support our operations and growth initiatives.

Our sole director and executive officer resides outside the United States, which may make it difficult for investors to enforce legal rights against her.

Daniela Carolina Mujica Chacon, the Company's sole director and executive officer, resides in Venezuela. As a result, investors may encounter difficulties effecting service of process upon Ms. Mujica Chacon within the United States, bringing legal actions against her, or enforcing judgments obtained in U.S. courts, including judgments based upon the civil liability provisions of U.S. federal securities laws. In particular, investors may be required to pursue legal proceedings in Venezuela to enforce judgments obtained in the United States. The recognition and enforcement of foreign judgments in Venezuela are subject to applicable Venezuelan law and judicial procedures, and there can be no assurance that a U.S. judgment would be recognized or enforced by a Venezuelan court. These circumstances could increase the costs and complexity of pursuing legal remedies against Ms. Mujica Chacon and may limit the practical ability of investors to enforce their rights under U.S. securities laws.

U.S. sanctions relating to Venezuela could restrict transactions involving our sole executive officer, our investors or our counterparties and could delay or prevent our proposed activities.

Our sole director and executive officer resides in Venezuela, and we expect that a significant portion of the Offered Shares may be sold to investors in Central and South America, including Venezuela. The United States maintains economic sanctions relating to Venezuela, administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) under Executive Orders 13692, 13808, 13850, 13884 and related orders. Executive Order 13884 blocks the property of the Government of Venezuela, which includes its agencies and instrumentalities, entities it owns or controls, and persons acting on its behalf, and U.S. persons generally may not deal with the Government of Venezuela or with persons on OFAC’s Specially Designated Nationals and Blocked Persons List (“SDN List”) without authorization. Since January 2026, OFAC has issued general licenses authorizing a number of activities involving Venezuela, including in the oil, mining, financial services and telecommunications sectors, and has removed some persons from the SDN List, but the principal Venezuela sanctions remain in effect, and OFAC may amend or revoke general licenses at any time. The Venezuela program is not a comprehensive embargo, and it does not prohibit the Company from employing Ms. Mujica Chacon or from selling shares to Venezuelan residents who are not blocked persons. Ms. Mujica Chacon previously worked for Centro Nacional Autónomo de Cinematografía, a Venezuelan government agency. She no longer works for that agency, is not an official or employee of the Government of Venezuela and is not listed on the SDN List. We will screen each subscriber against the SDN List and other OFAC lists and will reject any subscription from a blocked person, from the Government of Venezuela or from a person acting on its behalf. Nevertheless, these sanctions and any future changes to them could restrict or delay payments to or from Venezuela, reduce the willingness of U.S. banks, payment processors, transfer agents, broker-dealers and other service providers to deal with us, our management or our investors, require us to reject subscriptions, or otherwise impair our ability to complete the Offering or conduct our operations. If OFAC were to take a different view of the status of any person with whom we deal, or if the sanctions were expanded, our business could be disrupted. A violation of sanctions laws, even if inadvertent, could result in civil or criminal penalties and reputational harm.

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Our sole executive officer also has other employment, which could limit her availability to our business.

Ms. Mujica Chacon serves as our sole director and as our Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary. She is also currently employed by Farmacia Daranpe C.A. (Farmacia Locatel) and devotes approximately 40 hours per week to our business. Because she performs all of our executive, financial reporting and compliance functions, her other commitments could limit the time available for our business, delay our technology evaluation and commercialization activities, and impair our ability to meet our Exchange Act reporting obligations on a timely basis.

We face significant competition, including from companies with greater financial resources, operating histories, and technological capabilities.

The enterprise software, SaaS, workflow automation, operational analytics, and AI-enhanced technology industries are highly competitive and rapidly evolving. We expect to compete with a broad range of software providers, enterprise technology companies, systems integration firms, workflow automation providers, analytics companies, and internally developed enterprise systems utilized by organizations. Many of our competitors have substantially greater financial resources, established customer relationships, technological capabilities, operating histories, infrastructure, marketing resources, and personnel than we do. These competitors may be able to develop technologies more rapidly, offer more favorable pricing, provide broader service offerings, or respond more effectively to changing market conditions than we can. Our inability to compete effectively could materially and adversely affect our business, financial condition, and results of operations.

Our operations may be subject to risks associated with international activities and emerging markets.

The Company intends to pursue business opportunities involving international markets and cross-border commercial activities, including opportunities involving emerging and operationally underserved markets in Latin America and other regions. Operating internationally may expose the Company to risks including political instability, economic volatility, changes in laws or regulations, labor disruptions, foreign exchange fluctuations, taxation issues, trade restrictions, civil disturbances, infrastructure limitations, restrictions on the movement of capital, and difficulties enforcing contractual rights. Governments in certain jurisdictions may impose new or modified regulations, restrictions, taxes, licensing requirements, or operational requirements that could adversely affect our ability to conduct business or increase our operating costs.

We may be subject to cybersecurity, data protection, privacy, and system integrity risks.

Our operations may involve the collection, storage, processing, transmission, and analysis of operational, commercial, or customer-related data utilizing software systems, cloud infrastructure, databases, and third-party platforms. As a result, we may be subject to cybersecurity risks, unauthorized access attempts, system failures, ransomware attacks, data breaches, software vulnerabilities, service interruptions, or other technology-related disruptions. Any material cybersecurity incident, data breach, infrastructure failure, or disruption to our systems or third-party service providers could adversely affect our operations, reputation, customer relationships, and financial condition and could expose us to contractual, regulatory, or legal liability.

Our technologies, analytics systems, automation tools, and AI-enhanced systems may not function as intended.

Our business strategy involves the development and utilization of workflow systems, operational analytics tools, AI-enhanced technologies, automation systems, and enterprise software platforms. These technologies may contain errors, defects, inaccuracies, design limitations, interoperability issues, scalability limitations, or other technical problems. AI-enhanced systems and analytical tools may generate inaccurate outputs, incomplete analyses, or unintended results, which could reduce customer confidence, impair operational effectiveness, expose the Company to contractual disputes or liability, or damage our reputation. The development and deployment of AI-enhanced technologies may also become subject to evolving regulatory requirements, industry standards, or customer expectations that could increase our costs or limit our ability to deploy certain functionality.

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Our historical revenue was generated by TeleCare Home Health LLC, which is no longer part of our continuing operations.

Substantially all of the Company’s reported historical revenue during the periods presented in our financial statements was generated by TeleCare Home Health LLC, a former wholly owned subsidiary of the Company that provided healthcare-related services and consulting to medical providers. For the six months ended June 30, 2026, the Company reported revenue of $458,318, substantially all of which was attributable to TeleCare. In August 2026, prior to the filing of this Registration Statement, the Company transferred its ownership interest in TeleCare Home Health LLC to Alonzo V. Pierce, the Company’s former President and Chief Executive Officer. Following completion of the transaction, TeleCare Home Health LLC ceased to be a subsidiary of the Company and its operations are no longer included within the Company’s continuing business operations.

The disposition of TeleCare Home Health LLC may materially affect comparisons between our historical and future financial results.

Because TeleCare Home Health LLC generated substantially all of the Company’s historical operating revenue during the periods in which it was consolidated with the Company, our future financial statements may differ materially from our historical financial statements. Following the disposition of TeleCare Home Health LLC, the Company’s continuing operations are focused on the development and commercialization of Wabiam-related enterprise technology and software initiatives that have not yet generated revenue. As a result, period-to-period comparisons of revenue, operating expenses, assets, liabilities, cash flows, and operating results may not be meaningful indicators of the Company’s future performance.

We could be considered a “shell company,” which would limit the ability of holders of our restricted securities to rely on Rule 144 and could adversely affect the market for our common stock.

Following the August 2026 transfer of TeleCare Home Health LLC, which generated substantially all of our historical revenue, we have no revenue-generating operations, no cash and no employees other than our sole executive officer, and, following the restatement of our financial statements, we report no assets on our balance sheet. Rule 405 under the Securities Act defines a “shell company” as a company with no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets. We were previously a shell company until 2025. The Company does not believe it is currently a shell company because it has more than nominal operations, consisting of its ongoing evaluation, modernization and planned commercialization of the acquired Wabiam technology assets under the business plan described in this prospectus, and because it holds those acquired technology assets and related intellectual property. If we were determined to be a shell company, which is more likely because we report no assets, Rule 144 would be unavailable for the resale of our restricted securities, including shares held by our sole officer and director, until we cease to be a shell company, have filed all required Exchange Act reports during the preceding twelve months and at least one year has elapsed since we filed current “Form 10 information” with the SEC. A shell company designation could also prevent us from using Form S-8, reduce the willingness of broker-dealers to deal in our common stock and subject us to additional regulatory scrutiny.

RISKS RELATED TO INTELLECTUAL PROPERTY AND TECHNOLOGY

We have acquired technology assets whose present functionality and commercial suitability have not been fully evaluated, and additional modernization or development may be required before they can generate revenue.

In June 2026, the Company acquired certain software-related technology assets, development materials, operational methodologies, branding and associated intellectual property rights relating to Wabiam. The Company has not completed a comprehensive technical evaluation of these assets and cannot assure investors that the acquired technologies are currently suitable for commercial deployment.

The acquired assets may require substantial modernization, modification, integration, testing, infrastructure improvements or additional development before they can support commercially viable products or services. Certain components may be outdated, incomplete, incompatible with current technologies or unsuitable for the Company’s intended business applications. Management currently estimates that approximately $60,000 to $200,000 will be required for the anticipated evaluation, modernization, enhancement and initial commercialization activities. However, actual costs may be materially higher depending upon the condition of the acquired assets and the scope of work required. There can be no assurance that the Company will successfully modernize or commercially deploy the acquired technology, complete the required activities within its estimated budget or timeframe, establish customers or generate revenue. Failure to do so could materially adversely affect the Company’s business, financial condition and prospects.

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We do not currently own significant registered intellectual property protections, and our ability to protect proprietary technologies may be limited.

We do not currently own significant issued patents or extensive registered intellectual property protections relating to our technologies, software systems, workflows, operational methodologies, or analytics platforms. Our business may rely substantially on trade secrets, proprietary know-how, internal development practices, contractual protections, confidentiality arrangements, and commercially available technologies. Competitors or third parties may independently develop similar technologies, methodologies, workflows, or systems without violating our rights. Our inability to adequately protect our intellectual property or proprietary technologies could adversely affect our competitive position and business prospects.

We may rely on third-party software, cloud infrastructure, development tools, and technology platforms.

Our operations may depend upon third-party software systems, hosting services, APIs, cloud infrastructure providers, development frameworks, data services, payment systems, and commercially available software platforms. Any disruption, limitation, pricing increase, termination, service degradation, cybersecurity event, or incompatibility involving such third-party technologies could adversely affect our operations, development activities, customer relationships, or commercialization efforts. We may also have limited control over changes to the functionality, pricing, availability, security, or contractual terms of third-party services upon which our technology infrastructure may depend.

RISKS RELATED TO CHANGE IN CONTROL AND CORPORATE TRANSITION

The Company recently underwent a change in control and strategic business transition, which may create operational, governance, and execution risks.

In April 2026, the Company underwent a change in control transaction involving the transfer of the Company’s controlling equity interests and the appointment of new management. The Company is also transitioning its strategic direction toward enterprise software, operational analytics, workflow systems, AI-enhanced business tools, and SaaS-related activities associated with the Wabiam platform. Business transitions of this nature involve significant operational, financial, organizational, governance, and execution risks. There can be no assurance that the Company will successfully implement its strategic transition, integrate or commercialize acquired technology assets, establish customers, generate revenue, or achieve anticipated operational objectives.

The Company may pursue a future corporate name or trading symbol change, which may create temporary market confusion.

The Company may, at a future date, evaluate a potential corporate rebranding, legal name change, or trading symbol change intended to align the Company’s public identity with its evolving business operations and strategic direction. Any such changes would require applicable corporate approvals and regulatory processing, including review by FINRA and other applicable parties. During any transition period in which the Company’s legal name, operating brand, and trading symbol are not aligned, investors and market participants may experience confusion, which could adversely affect trading activity, liquidity, market perception, and the market price of the Company’s securities.

RISKS RELATED TO THIS OFFERING AND OUR SECURITIES

There is no minimum offering amount, and we may raise substantially less than the maximum amount contemplated by this Offering.

The Company is offering up to 35,000,000 shares of its common stock at a fixed offering price of $0.01 per share on a “best efforts” basis. The maximum gross proceeds from the offering are $350,000. There is no aggregate minimum number of shares that must be sold and no minimum amount of proceeds that must be raised before the Company may conduct a closing.

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There can be no assurance that we will sell all or any substantial portion of the Offered Shares.

The Offered Shares are being sold on a best-efforts basis, and no underwriter or other person has committed to purchase any particular number of shares or to provide the Company with any minimum amount of financing. There can be no assurance that investor demand will be sufficient to permit the Company to sell all or any substantial portion of the Offered Shares or that the Company will receive the maximum gross proceeds of $350,000. The failure to raise sufficient proceeds could adversely affect the Company’s ability to implement its business strategy and continue operations.

Management will have broad discretion in the use of the net proceeds from this Offering.

The Company currently intends to use the net proceeds from this Offering for software and platform development, technical personnel and contractors, technology and cloud infrastructure, business development and commercialization activities, legal, accounting and compliance expenses, working capital, and general corporate purposes. The amounts allocated to particular uses are estimates and may change depending upon the amount actually raised, the Company’s operating requirements, software development progress, commercial opportunities, financing conditions, and other circumstances. Accordingly, management will have broad discretion in determining how the proceeds of this Offering are ultimately used, and investors will be relying on management’s judgment regarding the allocation and application of such proceeds.

Purchasers in this Offering will experience dilution.

The price paid by purchasers in this Offering may exceed the Company’s net tangible book value per share prior to the Offering. As a result, purchasers may experience immediate dilution in the net tangible book value of the shares purchased. Existing stockholders acquired or received shares at prices or for consideration that may differ substantially from the $0.01 per-share offering price being paid by purchasers in this Offering. Investors should carefully review the section entitled “Dilution” for additional information concerning the effect of this Offering on existing and new stockholders.

The offering price of our common stock was determined by the Company and may not reflect the market value or intrinsic value of our common stock.

The $0.01 per-share offering price was determined by the Company and should not be considered an indication of the actual value of the Company or its common stock. The offering price may not bear any relationship to the Company’s assets, book value, net tangible book value, historical operating results, future prospects, cash flows, earnings, or the current or future quotation price of the Company’s common stock on the OTC Markets. There can be no assurance that the Company’s common stock will trade at or above the offering price following an investment in this Offering.

Our controlling stockholder will continue to control substantially all matters submitted to stockholders following completion of this Offering.

Daniela Carolina Mujica Chacon beneficially owns all 700,000 issued and outstanding shares of the Company’s Special 2024 Series B Preferred Stock. Each share of Special 2024 Series B Preferred Stock is entitled to 1,000 votes on all matters submitted to stockholders and votes together with the holders of common stock as a single class. Ms. Mujica Chacon also beneficially owns 37,560,000 shares of the Company’s common stock following the August 2026 issuance of 36,000,000 shares to her pursuant to her Executive Employment Agreement. As a result, Ms. Mujica Chacon controls substantially all of the Company’s aggregate voting power and will continue to exercise effective voting control over the Company even if all 35,000,000 shares offered hereby are sold. This concentration of voting control limits the ability of other stockholders to influence corporate matters, including the election of directors, amendments to governing documents, approval of financings, acquisitions, dispositions, business combinations, and other significant corporate transactions. Ms. Mujica Chacon’s interests may differ from the interests of other stockholders, and her concentration of voting power may delay, prevent, or discourage transactions that other stockholders may consider favorable.

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The issuance of 36,000,000 shares of common stock to our sole director and executive officer substantially increased her economic ownership.

In August 2026, the Company issued 36,000,000 shares of restricted common stock to Daniela Carolina Mujica Chacon pursuant to an Executive Employment Agreement relating to her continued service as the Company’s sole director and executive officer. Following the issuance, Ms. Mujica Chacon beneficially owns 37,560,000 shares of common stock, and the Company has 40,123,783 shares of common stock issued and outstanding immediately prior to this Offering. The issuance substantially increased Ms. Mujica Chacon’s economic ownership of the Company and diluted the percentage ownership of the Company’s other common stockholders. Future issuances of equity compensation to management, employees, consultants, or other service providers could result in additional dilution to existing and future stockholders. The Company will recognize non-cash compensation expense of $10,800,000 for the award, based on a value of $0.30 per share, in the quarter ending September 30, 2026.

We may issue additional shares of common stock or preferred stock in the future, which could dilute existing stockholders.

Our Articles of Incorporation authorize the issuance of additional shares of common stock and preferred stock without further stockholder approval, except as required by applicable law. We may issue additional securities in connection with financings, acquisitions, compensation arrangements, debt settlements, strategic relationships, technology acquisitions, or other corporate purposes. Any future issuance of securities may dilute existing stockholders, reduce the percentage ownership represented by the Offered Shares, and could adversely affect the market price of our common stock.

Our common stock is quoted on the OTC Markets and may be subject to limited liquidity and substantial volatility.

Our common stock is currently quoted on the OTC Markets under the trading symbol “GLOH.” Securities quoted on the OTC Markets frequently experience limited liquidity, reduced trading volume, substantial price volatility, limited analyst coverage, wide bid-ask spreads, and reduced institutional investor participation compared to securities listed on national securities exchanges. As a result, stockholders may experience difficulty buying or selling shares at desired prices or at all. The market price of our common stock may fluctuate significantly and may not reflect the underlying value of our business, assets, operations, or prospects.

Although the Offered Shares will be registered under the Securities Act, there can be no assurance that purchasers will be able to resell their shares.

The Offered Shares will be issued pursuant to an effective registration statement under the Securities Act and will not constitute restricted securities solely by reason of their issuance in this offering. However, effectiveness of the registration statement does not guarantee the existence or continuation of an active or liquid trading market for our common stock. Trading volume may be limited, broker-dealers may decline to accept or execute transactions in our common stock, and purchasers may be unable to sell their shares at the time or price desired. In addition, affiliates and control persons may remain subject to applicable resale limitations under federal securities laws.

Our common stock may be deemed a “penny stock,” which may reduce liquidity and investor interest.

If our common stock is deemed to constitute a “penny stock” under applicable securities laws, broker-dealers may become subject to additional regulatory requirements relating to transactions involving our securities. These requirements may discourage broker-dealers from recommending or executing transactions in our securities and may make it more difficult for stockholders to sell their shares, which could adversely affect liquidity and investor interest.

We do not intend to pay dividends on our common stock for the foreseeable future.

We have never declared or paid cash dividends on our common stock and do not currently intend to pay dividends in the foreseeable future. We presently intend to retain any future earnings to support software development activities, commercialization initiatives, infrastructure expansion, working capital requirements, and business growth. Accordingly, investors should expect that any return on their investment, if any, will depend upon appreciation in the market price of our common stock rather than the payment of dividends.

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We will incur additional costs and obligations as a reporting company under the Exchange Act.

Following effectiveness of this registration statement, the Company will become subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, unless and until those reporting obligations are suspended in accordance with applicable law. Compliance with these obligations will require accounting, legal, audit, administrative and management resources and may result in significant expenses relative to the Company’s current scale of operations. These costs may divert financial and management resources from software development, commercialization, customer acquisition and other operating activities.

We may have difficulty maintaining effective financial reporting, disclosure controls, and compliance procedures.

As a reporting company, the Company will be required to maintain financial reporting and disclosure procedures sufficient to support accurate and timely public reporting. Given our limited personnel, evolving operational structure, early-stage business activities and reliance on third-party service providers, we may experience difficulty implementing and maintaining adequate accounting systems, internal processes, disclosure controls and financial reporting procedures. If we fail to maintain adequate reporting and compliance procedures, we may be unable to accurately report our financial results or timely comply with Exchange Act reporting obligations, which could result in regulatory scrutiny, amended filings, loss of investor confidence, reduced market liquidity or other adverse consequences.

We have restated our financial statements, which indicates a material weakness in our internal control over financial reporting.

In response to comments from the SEC Staff on the registration statement of which this prospectus forms a part, we have restated our audited financial statements for the year ended December 31, 2025 and our unaudited interim financial statements as of and for the three and six months ended June 30, 2026 and 2025. The restatement (i) eliminated $7,500,000 of intangible assets recorded for the Wabiam technology assets acquired in June 2026, which we now measure at $600,000, or $0.30 per share, and have written off in full as acquired in-process research and development in the quarter ended June 30, 2026; (ii) moved the $300,000 loss on acquisition recorded in 2025 for our acquisition of TeleCare Home Health LLC, an entity controlled by our then President and Chief Executive Officer, out of earnings and into stockholders’ equity; (iii) remeasured the 90,000 shares issued in December 2025 to settle the $300,000 note issued in that acquisition at $0.30 per share, which replaced a $37,500 loss with a $273,000 gain on settlement; and (iv) remeasured 60,000 shares issued for services in November 2025 at $0.30 per share, reducing professional fees by $207,000. We also corrected our weighted average share counts and the share counts presented in our statement of stockholders’ deficit. As restated, our 2025 results changed from a net loss of $746,095 to net income of $71,405, our results for the six months ended June 30, 2026 changed from net income of $117,905 to a net loss of $482,095, and our total assets at June 30, 2026 decreased from $7,500,000 to zero. Financial statements we previously published in our OTC Markets disclosure reports and in our withdrawn Form 10 were prepared on a different basis and should no longer be relied upon. The errors resulted from a material weakness in our internal control over financial reporting, and with one officer and limited accounting resources we may not remediate it promptly. Any further restatement could reduce investor confidence, the market price of our common stock and our ability to raise capital.

Failure to comply with our Exchange Act reporting obligations or other applicable securities-law requirements could adversely affect our business and securities.

Failure to timely file required Exchange Act reports or otherwise comply with applicable federal securities laws, SEC regulations, OTC Markets requirements or other reporting obligations could result in regulatory scrutiny, enforcement actions, restrictions on future securities offerings, reduced market visibility, trading disruptions or other adverse consequences. Any such event could materially and adversely affect our business, reputation, operations, ability to raise capital and the liquidity or market price of our securities.

Effectiveness of this registration statement does not constitute approval or endorsement of the Company, the Offered Shares or the terms of this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Offered Shares or passed upon the adequacy or accuracy of this prospectus. Effectiveness of the registration statement should not be interpreted as an endorsement or recommendation by the SEC of the Company, the Offered Shares, the $0.01 offering price, the Company’s business plan or the merits of an investment in the Company. Prospective investors must independently evaluate the merits and risks of an investment in the Offered Shares.

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DILUTION

Purchasers of the Offered Shares will experience immediate dilution to the extent that the Offering price per share exceeds the Company’s pro forma net tangible book value per share following the Offering. Net tangible book value represents total tangible assets less total liabilities.

As of June 30, 2026, the Company had net tangible book value of approximately $(20,178). After giving effect to the issuance of 36,000,000 shares of restricted Common Stock to Daniela Carolina Mujica Chacon in August 2026, the Company had 40,123,783 shares of Common Stock issued and outstanding.

Because the issuance to Ms. Mujica Chacon did not result in the receipt of cash or tangible assets, the issuance did not increase the Company’s net tangible book value.

Accordingly, the Company’s net tangible book value immediately prior to this Offering was approximately $(0.00050) per share. The following table illustrates the estimated effect on net tangible book value and dilution to new investors assuming the sale of 10%, 25%, 50%, 75%, or 100% of the Offered Shares, after deduction of estimated offering expenses of $45,000.

	10%	25%	50%	75%	100%
Shares Offered and Sold	3,500,000	8,750,000	17,500,000	26,250,000	35,000,000
Gross Offering Proceeds	$35,000	$87,500	$175,000	$262,500	$350,000
Estimated Offering Expenses	$45,000	$45,000	$45,000	$45,000	$45,000
Net Proceeds (Shortfall)	$(10,000)	$42,500	$130,000	$217,500	$305,000
Pro Forma Net Tangible Book Value	$(30,178)	$22,322	$109,822	$197,322	$284,822
Common Shares Outstanding After Offering	43,623,783	48,873,783	57,623,783	66,373,783	75,123,783
Pro Forma NTBV Per Share	$(0.00069)	$0.00046	$0.00191	$0.00297	$0.00379
Dilution Per Share to New Investors	$0.01069	$0.00954	$0.00809	$0.00703	$0.00621
Dilution as Percentage of Offering Price	106.9%	95.4%	80.9%	70.3%	62.1%

The calculations assume that the estimated $45,000 of offering expenses is incurred in full, regardless of the amount of proceeds raised. At the 10% offering level, estimated expenses would exceed gross proceeds by $10,000, resulting in additional negative net tangible book value. The Company would require additional funds to satisfy this shortfall.

The actual amount of dilution will depend upon the number of shares sold, the offering expenses actually incurred, the Company’s financial condition at the time of the applicable closing, and any other changes in capitalization or net tangible book value.

Because the Company has no minimum offering amount, there can be no assurance that it will receive proceeds sufficient to fund its proposed development activities or other operating requirements.

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PLAN OF DISTRIBUTION

Determination of Offering Price

The offering price of $0.01 per share was determined by the Company and does not necessarily bear any relationship to the Company’s assets, book value, net tangible book value, historical operating results, earnings, cash flows or any other recognized measure of value, other than the recent market price of the Company’s common stock described below. No investment banker, appraiser, or other independent third party has been engaged to determine the fairness of the offering price.

In determining the offering price, management considered the Company’s current stage of development, capital requirements, business strategy, anticipated use of proceeds, existing capitalization, the market in which the Company’s common stock is quoted, and management’s assessment of the Company’s prospects. There can be no assurance that the Company’s common stock will trade at or above the offering price following an investment in this Offering. On October 20, 2026, the last reported sale price of the Company’s common stock on the OTC Markets was $0.02 per share. Trading in the common stock has been extremely limited and sporadic. From November 7, 2025 through October 2, 2026, the last reported sale price remained $3.75 per share, with no reported trading volume during that period; on October 5, 2026, 339 shares traded at $0.02 per share. In its restated financial statements, the Company values all shares of common stock it issued for services, to settle debt, for assets and as compensation from November 2025 through August 2026 at $0.30 per share, the price at which it sold 50,000 shares for cash to an unrelated investor on December 17, 2025, its only cash sale of common stock in that period. Management believes that the $0.01 per share offering price represents a fair estimate of value based upon the recent market price of the common stock, which was $0.02 per share on October 20, 2026, and set the price at a level that management believes will be attractive to purchasers in light of the Company’s stage of development, the limited and sporadic trading market for the common stock and the absence of a minimum offering amount. The offering price is below the $0.30 per share used for accounting purposes, and purchasers in this Offering will acquire shares at a lower price than the value at which the Company has recorded recent share issuances.

The Company is offering up to 35,000,000 shares of its Common Stock at a fixed offering price of $0.01 per share on a “best efforts” basis. The maximum gross proceeds from the Offering are $350,000. There is no aggregate minimum number of shares that must be sold and no minimum amount of proceeds that must be raised before the Company may conduct a closing.

The Offered Shares are being registered for sale on a continuous basis pursuant to Rule 415 under the Securities Act. The Company expects to commence sales promptly after the registration statement is declared effective by the Securities and Exchange Commission. The offering will terminate upon the earliest of: (i) the sale of all 35,000,000 Offered Shares; (ii) one year after the effective date of the registration statement; or (iii) such earlier date as the Company determines, in its sole discretion, to terminate the offering.

Direct Offering; Possible Broker-Dealer Participation

The Offered Shares will be offered and sold solely by Daniela Carolina Mujica Chacon, the Company’s Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and sole Director, on behalf of the Company. Ms. Mujica Chacon is not a registered broker-dealer and will not receive any commission or other transaction-based compensation in connection with sales of the Offered Shares. The Company intends that Ms. Mujica Chacon’s participation in the Offering will be conducted in accordance with Rule 3a4-1 under the Exchange Act. Offers and sales will be made only in jurisdictions in which such activities are permitted, and the Company and Ms. Mujica Chacon will comply with the securities, broker-dealer, solicitation and other laws applicable in each jurisdiction in which the Offered Shares are offered or sold.

The Company may, in its discretion, engage one or more broker-dealers, placement agents, investment platforms or other intermediaries to assist with the offering. As of the date of this prospectus, the Company has not entered into any agreement with a broker-dealer, placement agent or investment platform. If any such arrangement is entered into, the Company will disclose the material terms, including commissions or other compensation, in an amendment to the registration statement or a prospectus supplement, as required by applicable law.

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Offering Expenses and Net Proceeds

The Company currently estimates that expenses directly attributable to the Offering will total approximately $45,000, consisting principally of legal, accounting, audit, filing, transfer agent, registration, and related expenses. These expenses will be borne by the Company and are expected to be incurred regardless of the amount ultimately raised. The Company will not receive the full amount of gross offering proceeds as net proceeds available for operations. If the Company sells all 35,000,000 Offered Shares, it expects to receive approximately $305,000 in net proceeds after estimated offering expenses. If the Company sells fewer shares, net proceeds will be reduced accordingly. At the 10% offering level, gross proceeds of $35,000 would be insufficient to cover the estimated $45,000 of offering expenses, resulting in an estimated $10,000 funding shortfall. The Company would need to fund such shortfall from other sources. Because the Offering has no minimum amount and no escrow arrangement, the Company may conduct closings even if proceeds are insufficient to cover its estimated offering expenses or fund its proposed business activities. The Company has no assurance that additional financing will be available to satisfy any resulting shortfall. See “Use of Proceeds” and “Dilution” for additional information regarding the effects of different offering levels.

Subscription Procedures

To subscribe for Offered Shares, a prospective investor must complete and execute the Subscription Agreement filed as an exhibit to the registration statement and deliver the purchase price in accordance with payment instructions provided by the Company. Subscriptions are subject to acceptance by the Company. The Company reserves the right to reject any subscription, in whole or in part, in its sole discretion, subject to applicable law. A subscription will not become binding upon the Company until accepted by the Company. If a subscription is rejected in whole or in part, the Company will return the rejected portion of the subscription funds without interest or deduction, subject to applicable payment-processing requirements. Once accepted by the Company, subscriptions will be irrevocable except as otherwise required by applicable law.

Rolling Closings and Availability of Funds

The Company may conduct one or more closings on a rolling basis after the registration statement is declared effective. Because there is no minimum offering amount, the Company may accept subscriptions and conduct a closing at any level of proceeds raised. The Company does not currently intend to use an escrow account. Accordingly, funds from accepted subscriptions will be available for use by the Company following the applicable closing and may be applied in accordance with the “Use of Proceeds” section of this prospectus. If the Company later establishes an escrow arrangement, the material terms of that arrangement will be disclosed in an amendment to the registration statement or a prospectus supplement, as required by applicable law.

Investor Verification; KYC, AML and Sanctions Compliance

The Company expects that a significant portion, and potentially all, of the Offered Shares may be sold to investors located outside the United States, including investors in Central and South America. The Company may require prospective investors to provide information and documentation reasonably necessary to verify identity, investor eligibility, source of funds and compliance with applicable anti-money laundering, sanctions, securities-law and other regulatory requirements. The Company may reject any subscription if it is unable to satisfactorily complete such review or if it determines that acceptance of the subscription could result in a violation of applicable law. The Company will also evaluate, with counsel and any engaged intermediary, the securities-law and solicitation requirements applicable in each jurisdiction in which the Offered Shares are offered or sold. Effectiveness of the registration statement does not eliminate the Company’s obligation to comply with applicable laws outside the United States. The Company will not accept any subscription from any person, or in connection with any transaction, that is prohibited under U.S. sanctions administered by OFAC, including sanctions relating to Venezuela.

No Selling Securityholders

All Offered Shares are newly issued shares being offered and sold by the Company. No existing stockholder is offering or selling securities pursuant to this Prospectus, and the Company will receive all proceeds from the sale of the Offered Shares before deduction of offering expenses.

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USE OF PROCEEDS

The Company is offering up to 35,000,000 shares of Common Stock at a fixed offering price of $0.01 per share, for maximum gross proceeds of $350,000. The Offering is being conducted on a best-efforts basis, with no minimum offering amount and no escrow arrangement. Accordingly, there can be no assurance that the Company will sell all or any particular number of the Offered Shares.

The Company currently estimates that expenses directly associated with the Offering will total approximately $45,000, including legal, accounting, audit, filing, transfer agent, registration, and other offering-related expenses. These estimated expenses are separate from ongoing public-company operating and compliance costs, which are included within working capital and general corporate purposes.

The following table illustrates the anticipated net proceeds at various offering levels, assuming estimated offering expenses of $45,000 at each level.

	10%	25%	50%	75%	100%
Shares Sold	3,500,000	8,750,000	17,500,000	26,250,000	35,000,000
Gross Proceeds	$35,000	$87,500	$175,000	$262,500	$350,000
Estimated Offering Expenses	$45,000	$45,000	$45,000	$45,000	$45,000
Net Proceeds (Shortfall)	$(10,000)	$42,500	$130,000	$217,500	$305,000

At the 10% offering level, estimated offering expenses would exceed gross proceeds by approximately $10,000. Accordingly, the Company would have no net offering proceeds available to fund its operations and would need to obtain additional funds to satisfy the expense shortfall. The Company has no assurance that such additional financing would be available.

Anticipated Allocation of Net Proceeds

The Company intends to use available net proceeds primarily to evaluate, modernize, enhance and commercially deploy its acquired Wabiam-related technology assets, engage technical personnel, establish the necessary technology infrastructure, pursue business development opportunities and support working capital and ongoing corporate requirements. The following table presents management’s proposed allocation of net proceeds under each offering scenario.

Use of Proceeds	10%	25%	50%	75%	100%
Software and Platform Development	$0	$25,000	$50,000	$85,000	$100,000
Technical Personnel and Contractors	0	10,000	25,000	55,000	70,000
Technology Infrastructure and Cloud Services	0	5,000	15,000	25,000	30,000
Sales, Customer Acquisition and Commercialization	0	0	10,000	20,000	40,000
Working Capital and General Corporate Purposes	0	2,500	30,000	32,500	65,000
Total Net Proceeds Allocated	$0	$42,500	$130,000	$217,500	$305,000

The amounts presented above represent management’s anticipated allocations and may change depending upon the proceeds actually received, the timing of expenditures, development requirements, operating needs, and other circumstances. The Company will retain discretion to modify these allocations in response to its financial condition and operational priorities.

Wabiam Modernization and Commercialization

Management currently estimates that approximately $60,000 to $200,000 will be required to evaluate, modernize, enhance, test and prepare the acquired Wabiam technology assets for initial commercial deployment, depending upon their present condition and the scope of the Company’s intended commercialization activities.

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At the lower end of this range, management believes approximately $60,000 may be sufficient to modernize and adapt selected acquired technology assets for limited initial commercial use, including a minimum viable product (“MVP”), provided that the technical evaluation identifies components suitable for adaptation without substantial redevelopment.

At the upper end, approximately $200,000 would support a more comprehensive modernization and commercialization program involving additional software functionality, technical personnel, infrastructure improvements, testing and broader deployment capabilities. At the 10% offering level, no proceeds would be available for these activities after estimated offering expenses.

At the 25% offering level, approximately $40,000 would be allocated toward software modernization, technical personnel and infrastructure. This would be insufficient to fund management’s estimated $60,000 initial commercialization budget without additional financing. At the 50% offering level, approximately $90,000 would be allocated toward technology modernization, technical personnel and infrastructure. Management believes this amount may support limited initial commercial deployment if selected acquired assets can be adapted without extensive redevelopment. At the 75% offering level, approximately $165,000 would be allocated toward technology modernization, technical personnel and infrastructure, potentially supporting expanded functionality and additional commercial capabilities. At the maximum offering level, approximately $200,000 would be allocated toward technology modernization, technical personnel and infrastructure, consistent with management’s estimated cost of a more comprehensive initial commercialization program.

Management currently anticipates commencing commercial operations during the second year following receipt of sufficient development financing, subject to successful completion of the necessary evaluation, modernization and testing activities. There can be no assurance that the Company will achieve its anticipated timetable or that the acquired assets will generate revenue.

Effect of Raising Less Than the Maximum Offering Amount

If sufficient funds are not raised, the Company expects to prioritize essential corporate requirements and the evaluation and modernization of selected acquired technology assets that management believes offer the most practical opportunities for limited initial commercial deployment, before undertaking broader technology expansion, customer acquisition and commercialization activities.

Offering Expenses

The Company estimates that direct expenses of the Offering will total approximately $45,000. These expenses include legal, accounting, audit, SEC registration, EDGAR, transfer agent, and other issuance and distribution expenses.

The estimated offering expenses are consistent with the amounts disclosed in Item 13 of Part II of this Registration Statement. Ongoing public-company compliance and general administrative expenses are treated separately as working capital and general corporate expenditures. Actual offering expenses may differ from these estimates.

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DESCRIPTION OF BUSINESS

Company Overview

Glow Holdings, Inc. is a Nevada corporation focused on the evaluation, modernization, enhancement and proposed commercialization of existing technology assets and intellectual property acquired in June 2026 in connection with Wabiam Soluciones Tecnológicas (“Wabiam”).

The Company’s acquired assets include certain software-related technology, technical and development materials, operational methodologies, workflow designs, business materials, branding and associated intellectual property rights. The Company intends to evaluate these assets and identify opportunities to adapt, update and enhance them for commercial applications involving enterprise software, systems integration, workflow automation, operational analytics and related technology services.

Management’s proposed business strategy contemplates a combination of technology modernization, customer-specific software solutions, systems integration, operational consulting, process automation and the potential development of recurring software-as-a-service (“SaaS”) offerings.

The Company believes commercial opportunities may exist among businesses seeking to modernize operating systems, improve data accessibility, automate manually intensive processes, integrate fragmented technology environments and enhance operational reporting and decision-making.

The Company has not completed its evaluation of the acquired assets’ present functionality or commercial readiness. It has not generated revenue from its continuing Wabiam-related activities and does not currently have an established customer base associated with those activities.

The Company’s ability to implement its business strategy will depend upon obtaining sufficient financing, completing the necessary technology evaluation and modernization activities, engaging technical personnel, establishing commercial relationships and achieving customer acceptance. There can be no assurance that these objectives will be achieved.

Wabiam Technology Asset Acquisition

On June 1, 2026, the Company entered into a Technology Asset Purchase Agreement with Ana Teresa Lopez pursuant to which it acquired certain technology assets, software-related rights, technical and development materials, operational methodologies, business materials, branding and associated intellectual property and proprietary rights relating to Wabiam Soluciones Tecnológicas.

The acquired assets include, to the extent owned, controlled or held by Ms. Lopez, software-related materials, applications, source code, databases, technical documentation, workflow and system designs, operational methodologies, business plans, development materials and other associated proprietary rights.

On June 12, 2026, the Company issued Ms. Lopez 2,000,000 shares of restricted Common Stock as consideration for the acquired assets.

The transaction was structured as an acquisition of technology assets and intellectual property and did not involve the acquisition of a separate operating legal entity or the assumption of the seller’s liabilities. The Company has not established that the acquisition included existing customer contracts, ongoing commercial relationships, employees or an operating business.

The Company intends to evaluate the condition, functionality and commercial suitability of the acquired assets and undertake the updates, enhancements, modernization and testing necessary to support initial commercial deployment.

Although the Company acquired existing technology-related assets, it has not completed its assessment of their present functionality or readiness for commercial use. Additional modifications, technical development, infrastructure improvements and financing may be required before the assets can support revenue-generating operations.

There can be no assurance that the acquired assets will be successfully modernized, commercially deployed or generate revenue.

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Industry Problem and Market Opportunity

Businesses operating within increasingly digital and globally connected markets continue to face pressure to modernize enterprise systems, improve data accessibility, digitize workflows, and strengthen decision-making capabilities. Despite significant advancements in enterprise software, cloud infrastructure, and analytics technologies, many organizations — particularly within emerging and operationally underserved markets — continue to rely on fragmented systems, manual processes, legacy infrastructure, and disconnected data environments.

Management believes these inefficiencies may negatively affect scalability, reporting accuracy, workflow efficiency, customer responsiveness, and organizational decision-making. Businesses frequently use multiple non-integrated systems for operational management, financial reporting, logistics coordination, analytics, customer management, and internal communications. This may result in duplicated work, limited visibility, increased administrative burden, and reduced operational efficiency.

The Company believes organizations across finance, trade, logistics, operational management, and related commercial sectors are increasingly seeking technology solutions capable of:

•	centralizing operational information and reporting;
•	improving visibility across business functions;
•	integrating disconnected systems;
•	automating manually intensive processes;
•	improving analytics and business intelligence capabilities;
•	supporting cloud-based and remote accessibility;
•	standardizing operational workflows; and
•	creating scalable technology infrastructure capable of evolving with business requirements.

Management believes these conditions may be particularly relevant within emerging markets, including markets throughout Latin America, where businesses may have limited access to scalable enterprise software infrastructure or may face implementation costs and operational complexity associated with larger global enterprise software platforms.

Products and Services

The Company intends to evaluate, adapt and modernize its acquired Wabiam-related technology assets for potential commercial applications involving enterprise software development, process automation, operational analytics, systems integration, technology consulting and related services. Management also intends to evaluate opportunities to develop additional functionality and recurring software-as-a-service (“SaaS”) offerings as its commercialization activities progress. The Company has not established that the acquired technology is presently ready to support these proposed products or services without further evaluation, modification or development.

Enterprise Software Development

The Company intends to provide custom enterprise software development services tailored to the operational requirements of businesses seeking scalable digital infrastructure and process optimization solutions. These services may include the design, development, implementation, and maintenance of business software systems, internal management platforms, reporting tools, analytics dashboards, process management systems, operational coordination tools, and enterprise integration technologies. Management intends to emphasize modular and adaptable technology solutions capable of supporting varying customer operating environments and requirements.

Process Automation and Workflow Solutions

The Company intends to develop technologies designed to improve operational efficiency, reduce manual processing requirements, enhance reporting visibility, and streamline business operations. Potential solutions may include approval-routing systems, document-management workflows, process-tracking technologies, reporting automation tools, logistics coordination systems, customer-management functionality, internal task-management systems, and operational monitoring technologies. Management believes process automation may represent an opportunity for organizations seeking to reduce reliance on fragmented systems, spreadsheets, manual approvals, and disconnected administrative processes.

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SaaS Platforms and Subscription Technologies

The Company intends to develop proprietary SaaS platforms and subscription-based software products designed to support recurring customer relationships. Management expects the Company’s SaaS initiatives to focus on operational management, analytics accessibility, reporting systems, workflow coordination, enterprise data functionality, and other recurring software requirements identified through customer relationships and implementation activities. The Company’s SaaS strategy is expected to emphasize cloud-based access, modular architecture, remote usability, systems interoperability, centralized maintenance, and recurring subscription models.

Data Analytics and Operational Intelligence

The Company intends to integrate analytics functionality and operational intelligence capabilities into its technology solutions to support improved reporting, data accessibility, enterprise visibility, and decision-making. Potential technologies may include analytics dashboards, operational reporting systems, business intelligence tools, data aggregation functionality, performance-monitoring systems, KPI reporting, and AI-enhanced analytics features.

Systems Integration and Technology Consulting

The Company intends to provide systems integration and technology consulting services designed to assist organizations in modernizing business systems, improving software interoperability, implementing workflow technologies, and integrating digital operational tools. These services may include enterprise technology assessments, infrastructure planning, process optimization consulting, cloud deployment support, system migration assistance, software implementation, and continuing operational support. Management believes consulting and implementation engagements may support near-term revenue opportunities while contributing to customer acquisition and helping the Company identify recurring operational needs that may support future software product development.

Licensing and Proprietary Technology Solutions

The Company may pursue licensing opportunities associated with internally developed software technologies, reusable technology modules, analytics infrastructure, APIs, implementation frameworks, workflow technologies, and enterprise functionality developed through internal projects or customer engagements. Management believes the development of reusable technology components may create opportunities for broader deployment and recurring licensing arrangements over time.

Technology and Platform Strategy

The Company’s technology strategy is focused on evaluating and modernizing its acquired Wabiam-related technology assets and identifying opportunities to adapt existing components, technical materials and proprietary methodologies for commercial applications. Management intends to prioritize the modification, integration and enhancement of acquired technology where commercially feasible, while undertaking additional development where necessary to support proposed enterprise software, workflow automation, operational analytics and cloud-based services.

The Company’s anticipated technology framework may include cloud-based deployment infrastructure, enterprise process-management systems, analytics tools, reporting functionality, API connectivity, mobile accessibility, centralized administration, and AI-enhanced business features designed to improve efficiency and data visibility. Management intends to position AI functionality primarily as an enhancement layer within broader enterprise software systems rather than as the Company’s standalone strategic focus. AI-enhanced functionality may be incorporated where management believes such tools can improve reporting, process efficiency, data analysis, automation, or enterprise decision support.

The Company expects interoperability and systems integration to remain important components of its technology strategy because many prospective customers may operate with fragmented software tools, legacy infrastructure, and disconnected data environments.

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Customer Use Cases

The Company intends to develop technologies capable of supporting a variety of enterprise use cases depending upon customer requirements, existing systems, industry environments, and the specific processes a customer seeks to improve.

Finance and Operational Management

Potential applications may include management dashboards, approval-routing tools, reporting systems, analytics integration, financial coordination workflows, operating-performance reports, and centralized enterprise management tools.

Trade and Cross-Border Operations

Potential applications may include trade-documentation workflows, logistics coordination, shipment visibility, enterprise communications, reporting automation, inventory monitoring, and operational tracking across distributed commercial environments.

Process Automation and Workflow Optimization

Potential applications may include approval-routing systems, document-management tools, process-tracking technologies, automated reporting features, customer workflows, task-management infrastructure, and internal coordination platforms.

Analytics and Operational Intelligence

Potential applications may include business-intelligence dashboards, performance reporting, KPI tracking, centralized data visualization, reporting aggregation, AI-enhanced analytics, and enterprise-monitoring systems.

Cloud-Based Enterprise Infrastructure

Potential applications may include cloud-hosted business systems, centralized management platforms, subscription-based operational software, remote-access reporting systems, and scalable digital environments supporting distributed operations.

Custom Enterprise Solutions

The Company may provide customer-specific systems-modernization projects, software integrations, process-digitization initiatives, infrastructure migration support, customized dashboards, internal management tools, customer relationship workflows, and industry-specific software deployments.

Go-to-Market Strategy

The Company intends to pursue a phased go-to-market strategy following the evaluation, modernization and preparation of selected acquired Wabiam technology assets for commercial deployment.

Management initially intends to pursue opportunities involving enterprise software solutions, process automation, systems integration, technology consulting and customer-specific implementation services. Once selected technology assets have been sufficiently prepared for commercial use, the Company intends to begin identifying and recruiting sales personnel and representatives in Florida to pursue prospective customers and establish commercial relationships in the United States. The Company also intends to pursue opportunities in Latin America, subject to available financing, technical readiness and customer demand.

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As the Company expands its proprietary technology portfolio, management intends to place greater emphasis on SaaS delivery models, subscription-based software offerings, cloud-enabled business systems, recurring support services, and software licensing opportunities.

Revenue Model and Commercial Strategy

The Company intends to pursue a diversified commercial strategy designed to support near-term operating revenue while developing longer-term opportunities for recurring software relationships.

Management currently anticipates that the Company’s business model will combine:

1.	custom enterprise software development;
2.	implementation and systems-integration fees;
3.	technology consulting;
4.	workflow and process-automation services;
5.	software maintenance and technical support;
6.	SaaS subscription revenue;
7.	cloud-hosted software services;
8.	licensing arrangements; and
9.	other recurring technology services.

Customer-specific development and implementation engagements are expected to represent an important component of the Company’s near-term commercialization strategy. Management believes these engagements may also help identify software functions and operational requirements that can later be standardized, reused, or incorporated into broader proprietary technology offerings. Over time, management intends to increase the Company’s emphasis on recurring software relationships through SaaS delivery models, subscription arrangements, enterprise licensing, software support, cloud-hosted business systems, and related recurring services.

Growth Strategy and Operational Development

The Company intends to pursue a phased growth strategy focused on expanding enterprise technology capabilities, increasing commercial opportunities, developing proprietary software infrastructure, and building recurring customer relationships. Initial growth initiatives are expected to focus on enterprise software development, process automation projects, systems integration opportunities, consulting engagements, and customer implementation relationships. As operations expand, management intends to prioritize reusable software components, cloud-based delivery capabilities, analytics functionality, workflow-management systems, and subscription-oriented technologies.

The Company may also evaluate strategic partnerships, infrastructure relationships, implementation alliances, regional expansion opportunities, and collaborative technology arrangements where management believes such opportunities may support customer acquisition, software deployment, market access, or commercialization. The Company expects its growth priorities to evolve based upon customer demand, software deployment experience, available capital, infrastructure requirements, product development progress, competitive conditions, and broader technology-market trends.

Emerging Markets Strategy

The Company intends to focus a significant portion of its long-term operational strategy on opportunities within emerging and operationally underserved markets where management believes demand exists for scalable enterprise software infrastructure, workflow automation technologies, operational analytics systems, and adaptable digital tools. Management believes many organizations operating within emerging markets continue to face challenges associated with fragmented technology environments, manual operational workflows, inconsistent reporting systems, limited access to scalable enterprise software infrastructure, and the cost and complexity associated with traditional enterprise software ecosystems.

The Company expects its emerging-market strategy to emphasize deployment flexibility, implementation adaptability, scalable cloud infrastructure, workflow customization, and operational accessibility. Management initially expects to place particular emphasis on opportunities within Latin America, where the Company believes its regional relationships, market familiarity, and operating focus may assist in identifying enterprise technology opportunities.

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Intellectual Property and Proprietary Technology

The Company acquired certain technology-related intellectual property and proprietary rights in June 2026 in connection with the Wabiam asset acquisition. Management intends to evaluate, maintain, modernize and enhance these acquired assets and, where commercially appropriate, develop additional proprietary software functionality, reusable technology components, workflow systems, operational analytics tools and related software applications. The Company’s ability to commercialize these assets will depend upon their technical condition, the scope of any necessary modifications, available financing and the effectiveness of its intellectual property protections.

Competition

The enterprise technology, SaaS, systems integration, workflow digitization, operational analytics, and AI-enhanced software markets are highly competitive and continue to evolve rapidly. The Company expects to compete with large enterprise software vendors, regional technology firms, systems-integration providers, specialized SaaS companies, workflow-management platforms, analytics providers, consulting organizations, and internally developed enterprise systems. Many established competitors possess substantially greater financial resources, technical infrastructure, customer relationships, brand recognition, development capacity, marketing resources, and operating scale than the Company. The Company does not currently intend to compete directly with large global enterprise software providers based on scale or broad platform dominance. Instead, management intends to focus on adaptable enterprise technology solutions, customer-specific implementation, systems interoperability, practical deployment, emerging-market familiarity, and technology solutions designed to address specific operational requirements.

Management believes the Company’s hybrid model, combining custom software development, consulting, systems integration, workflow optimization, and scalable SaaS initiatives, may allow the Company to compete through flexibility and tailored implementation.

Operational Infrastructure and Deployment Strategy

The Company intends to develop operational infrastructure and software deployment capabilities capable of supporting scalable enterprise implementation, cloud-based accessibility, workflow automation, analytics integration, and long-term SaaS commercialization. The Company’s deployment strategy is expected to emphasize modular architecture, interoperability, centralized infrastructure management, scalable cloud deployment, operational reliability, software maintainability, and flexible implementation capabilities.

The Company may utilize third-party cloud infrastructure, hosting providers, development platforms, APIs, databases, cybersecurity technologies, and related external technology resources rather than owning physical technology infrastructure. Infrastructure priorities are expected to evolve based on customer deployment requirements, workflow complexity, scalability considerations, cybersecurity requirements, technical performance, and product development.

Historical Operations and Disposition of TeleCare Home Health LLC

On October 29, 2025, the Company acquired 100% of the membership interests of TeleCare Home Health LLC, a Texas limited liability company then controlled by Alonzo V. Pierce, who was the Company’s President and Chief Executive Officer at the time of the acquisition. TeleCare provided healthcare-related services and consulting to medical providers and generated substantially all of the Company’s reported operating revenue during the periods in which TeleCare was consolidated with the Company.

Following the April 2026 change in control and the Company’s strategic transition toward Wabiam-related enterprise technology operations, management determined that TeleCare was not aligned with the Company’s continuing enterprise technology strategy.

In August 2026, prior to the filing of this Registration Statement, the Company transferred its ownership interest in TeleCare Home Health LLC to Alonzo V. Pierce. Following completion of the transaction, TeleCare ceased to be a subsidiary of the Company and its operations are no longer included within the Company’s continuing operations.

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Accordingly, investors should not view the Company’s historical TeleCare-related revenue as indicative of the Company’s future operating results. As of the date of this Prospectus, the Company has not generated revenue from its continuing Wabiam-related business activities.

Company History

Glow Holdings, Inc. was incorporated in the State of Nevada on September 5, 1997 under the name Universal Funding Services, Inc. The Company subsequently underwent several corporate name changes, including Universal Reduction Melting Technologies, Inc. in 1999, Internet Solutions for Business, Inc. in 2005, GlobalOne Real Estate, Inc. in 2005, and Glow Holdings, Inc. in 2011.

From time to time, the Company engaged in limited operations, restructuring activities, and corporate reorganization efforts. On February 22, 2024, the District Court of Clark County, Nevada appointed JUDD Holding Corp as custodian of the Company pursuant to Nevada custodianship proceedings. On October 11, 2024, the court entered an order discharging the custodian and returning corporate control to the Company’s Board of Directors.

On October 10, 2025, FINRA processed a 1-for-150 reverse stock split of the Company’s common stock.

On October 29, 2025, the Company acquired 100% of the membership interests of TeleCare Home Health LLC, a Texas limited liability company, in a transaction involving entities affiliated with the Company’s then-management.

In April 2026, Patient Path LLC, an entity controlled by Alonzo V. Pierce, entered into a Stock Purchase Agreement with Daniela Carolina Mujica Chacon pursuant to which Patient Path LLC agreed to sell to Ms. Mujica Chacon (i) 1,560,000 shares of the Company’s common stock and (ii) 700,000 shares of the Company’s Special 2024 Series B Preferred Stock, representing the Company’s controlling equity interests.

In connection with the transaction, Mr. Pierce resigned from all officer and director positions with the Company, and Ms. Mujica Chacon became the Company’s sole director, Chief Executive Officer, President, Chief Financial Officer, Treasurer, and Secretary.

In May 2026, the Company commenced a strategic business transition focused on the acquisition, evaluation, modernization and proposed commercialization of enterprise technology assets and related intellectual property.

On June 1, 2026, the Company entered into a Technology Asset Purchase Agreement with Ana Teresa Lopez pursuant to which it acquired certain existing software-related technology assets, technical and development materials, operational methodologies, branding and associated intellectual property rights relating to Wabiam Soluciones Tecnológicas. On June 12, 2026, the Company issued 2,000,000 restricted shares of Common Stock to Ms. Lopez as consideration for the acquisition. Following the acquisition, the Company’s continuing business strategy became focused on evaluating and modernizing the acquired assets and preparing selected technology applications for potential commercial deployment.

In August 2026, the Company entered into an Executive Employment Agreement with Ms. Mujica Chacon relating to her continued service as the Company’s sole director and executive officer. Pursuant to the Executive Employment Agreement, the Company issued Ms. Mujica Chacon 36,000,000 shares of restricted common stock as equity compensation for her continued service to the Company.

Also in August 2026, the Company transferred its ownership interest in TeleCare Home Health LLC to Alonzo V. Pierce. Following completion of the transaction, TeleCare ceased to be a subsidiary of the Company.

Following these transactions, the Company’s continuing business operations consist of evaluating, modernizing and preparing the acquired Wabiam-related technology assets for potential commercial deployment. The Company has not generated revenue from these activities, and the Wabiam platform is not currently operational.

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Prior SEC Registration Filings

On June 17, 2026, the Company filed a registration statement on Form 10-12G to register its common stock under Section 12(g) of the Exchange Act. On July 31, 2026, the Company requested withdrawal of the Form 10 before it became effective while the Company addressed accounting and disclosure matters identified during the review process. The Form 10 did not become effective, and the Company’s common stock was not registered under the Exchange Act pursuant to that filing. The financial statements included in the withdrawn Form 10 were subsequently revised and superseded by the financial statements included in this Prospectus.

On September 10, 2026, the Company filed an offering statement on Form 1-A relating to a proposed offering of 35,000,000 shares of common stock at $0.01 per share. During the SEC Staff’s review, the Staff raised a question concerning the Company’s eligibility under Rule 251 of Regulation A based upon the location from which the Company’s management directs, controls and coordinates its activities. The Company elected to withdraw the Form 1-A rather than pursue qualification under Regulation A and determined to register the proposed offering on Form S-1. The Form 1-A was not qualified, and no securities were sold pursuant to that offering statement.

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DESCRIPTION OF PROPERTY

The Company does not currently own or lease any material real property, manufacturing facilities, or long-term operational facilities. The Company’s principal executive office address is 732 S 6th Street, Suite R, Las Vegas, Nevada 89101, which the Company uses as its corporate office for management, administrative and general corporate purposes, at a cost of not more than $500 per month. Ms. Mujica Chacon, the Company’s sole director and executive officer, performs her executive and administrative responsibilities from Venezuela. The Company does not currently conduct software development or other technical activities at any Company facility.

In connection with its proposed evaluation, modernization and commercialization of the acquired Wabiam-related technology assets, the Company may utilize third-party hosting infrastructure, cloud-based systems, remote development environments, leased office facilities, contractor workspaces, temporary operational facilities, or project-specific deployment environments from time to time.

The Company may also utilize third-party data hosting providers, cloud infrastructure vendors, software development platforms, and remote operational systems in connection with its technology development and commercialization activities.

As of the date of this Prospectus, the Company does not own any material data centers, proprietary cloud infrastructure, manufacturing facilities, or large-scale fixed operational facilities. The Company may, from time to time, acquire or lease additional office space, technology infrastructure, operational facilities, or development resources as management determines necessary to support software development activities, operational growth, commercialization initiatives, customer deployment activities, or future business expansion.

The Company believes its current facilities and operational arrangements are adequate for its present stage of development. As of the date of this Prospectus, no material properties owned or leased by the Company are subject to material mortgages, liens, or other encumbrances, except as may arise in the ordinary course of business.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the Company’s financial condition and results of operations should be read together with the Company’s financial statements and related notes included elsewhere in this Prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed under “Risk Factors” and elsewhere in this Prospectus.

Overview

Glow Holdings, Inc. is a Nevada corporation undergoing a strategic business transition focused on the evaluation, modernization, enhancement and proposed commercialization of technology assets and intellectual property acquired in June 2026 in connection with Wabiam Soluciones Tecnológicas (“Wabiam”).

During the six months ended June 30, 2026, substantially all of the Company’s operating revenue was generated by TeleCare Home Health LLC (“TeleCare”), which remained a wholly owned subsidiary through June 30, 2026. In August 2026, the Company transferred its ownership interest in TeleCare to Alonzo V. Pierce. Following completion of that transaction, TeleCare ceased to be a subsidiary and is no longer part of the Company’s continuing operations.

The Company’s continuing Wabiam-related activities are focused on evaluating the acquired technology assets and determining the modernization, enhancement, testing and other activities required for commercial deployment. These activities have not generated revenue. Accordingly, the Company’s historical TeleCare revenue should not be viewed as indicative of its future operating results.

Selected Financial Data

The following table sets forth selected financial information for the periods indicated. The June 30, 2026 information is derived from the Company’s unaudited interim consolidated financial statements. The December 31, 2025 and December 31, 2024 information is derived from the Company’s annual financial statements. The information should be read together with the financial statements and related notes included elsewhere in this Prospectus.

Period Ended	Revenue	Net Income (Loss)	Total Assets		Total Liabilities
June 30, 2026	$458,318	$(482,095)	$		$20,178
December 31, 2025	$139,706	$71,405		$553	$201,298
December 31, 2024	$0	$97,153		$0	$32,150

Historical operating results should not be viewed as indicative of future results, particularly because TeleCare was disposed of after June 30, 2026 and the Company’s continuing Wabiam-related business had not generated revenue as of June 30, 2026.

The June 30, 2026 and December 31, 2025 amounts above are as restated. In response to comments from the SEC staff, the Company restated its unaudited interim financial statements as of and for the six months ended June 30, 2026 and its audited financial statements for the year ended December 31, 2025. See Note 2 to the interim financial statements and Note 2 to the annual financial statements. The Company’s 2025 net income of $71,405 includes a non-cash gain of $273,000 on the settlement of a related-party note payable; excluding that gain, the Company would have reported a net loss of $201,595.

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Results of Operations

Three Months Ended June 30, 2026 Compared to Three Months Ended June 30, 2025

Revenue. For the three months ended June 30, 2026, the Company generated revenue of $213,764, compared to $0 for the three months ended June 30, 2025. Revenue during the 2026 period was generated by TeleCare. The Company did not generate revenue from its Wabiam-related enterprise technology, software, workflow automation, operational analytics, AI-enhanced technology, or SaaS-related initiatives during either period.

Operating Expenses. For the three months ended June 30, 2026, the Company incurred total operating expenses of $831,378, consisting of $124,325 of general and administrative expenses, $107,053 of professional fees and a $600,000 non-cash write-off of acquired in-process research and development related to the Wabiam asset acquisition. For the three months ended June 30, 2025, total operating expenses were $18,710.

Other Income and Expense. During the three months ended June 30, 2026, the Company recorded a gain of $93,750 associated with settlement and forgiveness of debt and recorded $8,750 of interest expense related to late fees under the previously outstanding convertible promissory note. The comparable 2025 period included other expense associated with historical debt matters.

Net Loss. The Company reported a net loss of $523,864 for the three months ended June 30, 2026, compared to a net loss of $91,560 for the three months ended June 30, 2025. The 2026 loss reflects the $600,000 non-cash write-off of the acquired Wabiam technology, partly offset by the non-recurring $93,750 gain on settlement of debt.

Six Months Ended June 30, 2026 Compared to Six Months Ended June 30, 2025

Revenue. For the six months ended June 30, 2026, the Company generated revenue of $458,318, compared to $0 for the six months ended June 30, 2025. Revenue during the 2026 period was generated substantially through TeleCare. The Company did not generate revenue from its Wabiam-related continuing business during either period.

Operating Expenses. For the six months ended June 30, 2026, the Company incurred total operating expenses of $1,034,163, consisting of $257,916 of general and administrative expenses, $176,247 of professional fees and the $600,000 write-off of acquired in-process research and development. Total operating expenses for the six months ended June 30, 2025 were $18,710.

Net Loss . For the six months ended June 30, 2026, the Company reported a net loss of $482,095, compared to a net loss of $91,560 for the six months ended June 30, 2025. The 2026 loss reflects the $600,000 non-cash write-off of the acquired Wabiam technology, partly offset by the non-recurring $93,750 gain on settlement of debt.

Year Ended December 31, 2025 Compared to Year Ended December 31, 2024

Revenue. For the year ended December 31, 2025, the Company generated revenue of $139,706, all from TeleCare Home Health LLC after its acquisition on October 29, 2025, compared to no revenue in 2024.

Operating Expenses. Total operating expenses were $259,701 in 2025, consisting of $119,287 of general and administrative expenses and $140,414 of professional fees, compared to $16,222 of general and administrative expenses in 2024. Professional fees in 2025 include $18,000 for 60,000 shares of common stock issued for services in November 2025.

Other Income and Expense. In 2025, other income (expense) of $191,400 consisted of a $273,000 non-cash gain on the December 11, 2025 settlement, with 90,000 shares of common stock, of the $300,000 related-party note issued in the TeleCare acquisition; a $72,850 loss on the May 15, 2025 exchange of $32,150 of liabilities for a $105,000 convertible note; and $8,750 of late fees on that note recorded as interest expense. In 2024, other income consisted of a $113,375 gain on settlement of debt.

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Net Income. The Company reported net income of $71,405 for 2025, compared to net income of $97,153 for 2024. Both years’ results reflect non-cash gains on the settlement of liabilities. Excluding the $273,000 gain, the Company would have reported a net loss of $201,595 for 2025. The 2025 amounts are as restated; see Note 2 to the annual financial statements.

Cash Flows. In 2025, net cash used in operating activities was $24,447, and net cash provided by financing activities was $25,000, consisting of $15,000 from the sale of common stock and $10,000 of notes payable. Cash at December 31, 2025 was $553.

Known Trends and Events

The Company’s results for the quarter ending September 30, 2026 will include non-cash compensation expense of $10,800,000 for the 36,000,000 shares issued to Ms. Mujica Chacon on August 21, 2026, and the deconsolidation of TeleCare as of August 20, 2026, which the Company does not expect to be material. Beginning with that quarter, TeleCare will be presented as a discontinued operation, and the Company will have no revenue from continuing operations until the Wabiam platform is commercialized.

Liquidity and Capital Resources

As of June 30, 2026, the Company had cash of $0, total current assets of $0, and current liabilities of $20,178, resulting in a working capital deficit of $20,178. Following the disposition of TeleCare Home Health LLC in August 2026, the Company no longer generates revenue from its historical healthcare-related operations. Its continuing business activities are focused on evaluating, modernizing, enhancing and preparing the acquired Wabiam technology assets for potential commercial deployment. The Company has not generated revenue from these continuing activities.

Current Sources of Financing

The Company currently relies upon loans from Ms. Mujica Chacon, its sole officer and director, to finance its limited administrative, professional, regulatory, and other operating expenses. The Company does not currently generate revenue sufficient to fund its operations independently. The continued availability of this financing will depend upon Ms. Mujica Chacon’s willingness and financial ability to provide additional funds. Ms. Mujica Chacon has not entered into any written agreement or commitment to provide such loans and is under no obligation to do so. As of June 30, 2026, the Company had $20,000 of notes payable outstanding, consisting of non-interest-bearing promissory notes payable on demand issued on September 18, 2025 ($5,000), October 17, 2025 ($5,000) and March 6, 2026 ($10,000), the proceeds of which were used for general operating purposes. The $5,000 note issued September 18, 2025 was advanced by Ark Capital Inc., and the $10,000 note issued March 6, 2026 was advanced by Killuminati Investments LLC. The $5,000 note issued October 17, 2025 was advanced by Alonzo V. Pierce, the Company’s former President and Chief Executive Officer, and is a related-party note. There can be no assurance that such financing will continue to be available.

Estimated Cash Requirements for the Next Twelve Months

Management estimates that the Company will require approximately $30,000 to $40,000 over the next twelve months to fund its basic operating and administrative expenses, consisting principally of accounting, audit, legal, EDGAR filing, transfer agent and other public-company reporting and corporate maintenance costs. This estimate excludes the estimated $45,000 of offering expenses described under “Use of Proceeds” and the Wabiam-related modernization and commercialization expenditures described below.

In addition, management estimates that approximately $60,000 to $200,000 will be required to evaluate, modernize, enhance, test and prepare selected acquired Wabiam technology assets for initial commercial deployment, depending upon their condition and the scope of the Company’s proposed commercialization activities.

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At the lower end of this range, management believes approximately $60,000 may be sufficient to adapt selected acquired technology assets for limited initial commercial use, including a minimum viable product (“MVP”), assuming the technical evaluation identifies components suitable for modification without substantial redevelopment. At the upper end, management estimates approximately $200,000 would support a more comprehensive modernization program involving expanded software functionality, technical personnel, infrastructure improvements, testing, integration and broader commercial capabilities. The Company intends to finance a portion of these activities through proceeds from this Offering. The timing and amount of expenditures will depend upon the financing obtained, the results of the Company’s technical evaluation and the scope of required modernization. Accordingly, the Company’s total cash requirements over the next twelve months may exceed its estimated $30,000 to $40,000 basic operating budget to the extent that financing becomes available and management undertakes additional technology modernization and commercialization activities.

Available Resources and Operating Runway

The Company had no cash available as of June 30, 2026 and currently relies upon loans from Ms. Mujica Chacon to finance ongoing expenses. Based upon its anticipated level of basic operating expenditures and assuming the continuation of financial support from Ms. Mujica Chacon, management estimates that the Company may be able to maintain its current limited operations for approximately 12 to 18 months. This estimate relates solely to maintaining the Company’s current limited administrative and corporate operations and does not assume completion of the proposed Wabiam technology modernization and commercialization program or the commencement of revenue-generating commercial operations. The estimated operating period is dependent upon continued financing from Ms. Mujica Chacon and should not be interpreted as an assurance that funds sufficient to support operations for that period are presently available or committed. If such financial support is discontinued and alternative financing is unavailable, the Company may be required to curtail or suspend its operations substantially sooner.

Proposed Offering and Technology Modernization Funding

The Company is seeking to raise up to $350,000 in gross proceeds through this Offering. After deducting estimated offering expenses of $45,000, maximum anticipated net proceeds would be approximately $305,000. The Offering is being conducted on a best-efforts basis with no minimum offering amount. Accordingly, there can be no assurance that the Company will raise sufficient proceeds to implement its proposed technology modernization and commercialization plans. Management intends to use a portion of the net proceeds to evaluate, update, modernize, enhance and test selected acquired Wabiam-related technology assets, followed by expanded functionality, additional technical resources, infrastructure improvements and commercial development activities as funding permits.

Once selected technology assets have been sufficiently prepared for initial commercial use, the Company intends to begin identifying and recruiting sales personnel in Florida to pursue initial commercial opportunities in the United States, while also evaluating opportunities in Latin America. Management currently anticipates commencing commercial operations during the second year following receipt of sufficient development financing, subject to completion of the necessary evaluation, modernization, testing and implementation activities.

Additional Financing Requirements

The Company’s ability to undertake its proposed development activities and expand operations will depend substantially upon the proceeds raised through this Offering and any additional financing that may become available. If the Company raises less than the maximum Offering amount, it may be required to reduce the scope of development, defer hiring, limit infrastructure expenditures, delay commercialization, or seek additional financing. There can be no assurance that sufficient financing will be obtained or that the Company will successfully commercialize Wabiam. Failure to obtain adequate financing could materially adversely affect its ability to continue operations and implement its business plan.

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Cash Flows

For the six months ended June 30, 2026, net cash used in operating activities was $10,553. Net cash provided by financing activities was $10,000, reflecting proceeds from a note payable. As a result, cash decreased by $553 during the period, from $553 at December 31, 2025 to $0 at June 30, 2026. The Company had no material cash flows from investing activities during the six months ended June 30, 2026.

Wabiam Technology Asset Acquisition

On June 1, 2026, the Company entered into a Technology Asset Purchase Agreement with Ana Teresa Lopez pursuant to which it acquired certain software-related technology assets, technical and development materials, operational methodologies and associated intellectual property rights relating to Wabiam. On June 12, 2026, the Company issued 2,000,000 restricted shares of Common Stock as consideration. As restated, the Company measured the acquisition at $600,000, based on a fair value of $0.30 per share, and wrote off that amount as acquired in-process research and development in the quarter ended June 30, 2026, because the acquired technology had not reached technological feasibility and has no alternative future use. The Company had previously recorded intangible assets of $7,500,000 for the transaction.

The Company’s continuing business strategy is focused on evaluating, modernizing, enhancing and preparing the acquired technology assets for potential commercial deployment. The Company has not generated revenue from these activities since the acquisition.

Subsequent Events

On August 20, 2026, the Company entered into an Executive Employment Agreement with Daniela Carolina Mujica Chacon relating to her continued service as the Company’s sole director and executive officer. On August 21, 2026, the Company issued Ms. Mujica Chacon 36,000,000 shares of restricted common stock as equity compensation pursuant to the Executive Employment Agreement.

Also on August 20, 2026, the Company transferred its ownership interest in TeleCare Home Health LLC to Alonzo V. Pierce, the Company’s former President and Chief Executive Officer. Following completion of the transfer, TeleCare ceased to be a subsidiary of the Company. As a result, the Company’s historical TeleCare revenue will no longer be part of the Company’s continuing operations, and the Company’s future operating results will depend principally on the development and commercialization of the Wabiam-related business.

Related-Party Transactions

During the periods presented, the Company engaged in transactions involving former management, control persons, and affiliated entities. As of June 30, 2026, no related-party advances remained outstanding. During the six months ended June 30, 2026, a related party forgave and released $62,662 of amounts previously due, which the Company recorded as an increase to additional paid-in capital. Subsequent to June 30, 2026, the Company entered into the Executive Employment Agreement with Ms. Mujica Chacon and completed the transfer of TeleCare to Mr. Pierce, each as described above.

Known Trends and Uncertainties

The Company’s future operating results will depend upon its ability to evaluate and modernize its acquired Wabiam-related technology assets, prepare selected products or services for commercial deployment, establish customer relationships, generate software or service revenue, obtain sufficient financing, engage qualified technical personnel and comply with applicable public-company reporting obligations.

Because TeleCare generated substantially all of the Company’s historical operating revenue and was transferred out of the Company in August 2026, historical revenue and profitability are not indicative of the Company’s continuing business. The Company has not generated revenue from its Wabiam-related activities since the acquisition, and there can be no assurance that the acquired technology assets will be successfully commercialized.

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Off-Balance Sheet Arrangements

As of June 30, 2026, the Company did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, or capital resources.

Contractual Obligations and Commitments

As of June 30, 2026, the Company’s current liabilities totaled $20,178, including $20,000 of notes payable and $178 of accounts payable and accrued liabilities. The Company had no outstanding convertible notes and no related-party advances as of that date. The Company may incur additional obligations in connection with software development, professional services, Exchange Act reporting, technology infrastructure, consulting arrangements, commercialization activities, personnel, cloud services, and other operational requirements.

Critical Accounting Policies and Estimates

The Company’s financial statements are prepared in accordance with U.S. GAAP. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, expenses, and related disclosures. Management believes significant accounting policies include revenue recognition, stock-based compensation, fair value measurements, related-party transaction accounting, debt accounting, the valuation of shares of common stock issued for non-cash consideration, earnings per share, and assessment of subsequent events. These accounting policies are described in the notes to the Company’s financial statements included elsewhere in this Prospectus.

Valuation of common stock issued for non-cash consideration. Because the Company’s common stock trades only sporadically, its quoted price is not a reliable measure of fair value. The Company values shares issued for services, to settle debt, for assets and as compensation from November 2025 through August 2026 at $0.30 per share, the price of its December 17, 2025 cash sale of restricted common stock to an unrelated investor (see Note 4 to the financial statements). This is a significant estimate. A $0.10 per share difference in that value would have changed the 2025 gain on settlement of the related-party note by $9,000 and 2025 professional fees by $6,000, the write-off of acquired in-process research and development in the quarter ended June 30, 2026 by $200,000, and the compensation expense to be recognized in the quarter ending September 30, 2026 by $3,600,000.

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DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Position(s)	Term of Office	Approximate Hours Per Week for Part-Time Employees
Daniela Carolina Mujica Chacon	30	Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and Sole Director	April 2026 to Present	Approximately 40

Ms. Mujica Chacon is a Venezuelan accounting and finance professional with more than ten years of progressive experience involving accounting operations, financial reporting, internal audit, tax compliance, operational controls, financial analysis, and administrative management. She holds a degree in Public Accounting (Licenciatura en Contaduría Pública) from the Central University of Venezuela (Universidad Central de Venezuela).

From 2023 through the present, Ms. Mujica Chacon has served as an Accounting Assistant and Accounting Specialist with Farmacia Daranpe C.A. (Farmacia Locatel), where her responsibilities have included financial accounting, SAP-based accounting operations, reconciliations, accounts payable and receivable management, payroll review, inventory analysis, tax compliance, financial reporting, and operational process management. Ms. Mujica Chacon continues to be employed by Farmacia Daranpe C.A. and devotes approximately 40 hours per week to the Company’s business.

From 2019 through 2023, Ms. Mujica Chacon worked with González Valdez & Asociados Contadores Públicos S.C. as a Senior Auditor II, where she participated in internal audit engagements, financial controls analysis, accounting review procedures, inventory evaluations, tax-related reviews, and operational compliance assessments for multiple corporate clients. Her experience included work involving accounting systems, internal controls, financial reporting procedures, and operational audits across various industries.

Previously, Ms. Mujica Chacon served in accounting, audit, tax, and administrative roles with Bancrecer Banco Microfinanciero C.A., Centro Nacional Autónomo de Cinematografía (CNAC), and other private-sector organizations, where she gained experience involving taxation, treasury functions, operational reporting, reconciliations, financial administration, compliance procedures, and internal operational controls.

Ms. Mujica Chacon’s background includes experience involving financial operations, accounting systems, internal controls, administrative management, operational reporting, and business process coordination. Management believes her accounting, financial, operational, and administrative experience supports the Company’s strategic transition toward enterprise software, workflow systems, operational analytics, and technology-related business activities associated with the Wabiam platform.

Significant Employees. None.

Family Relationships. None.

Involvement in Certain Legal Proceedings. None of the Company’s directors or executive officers has been involved in any legal proceedings required to be disclosed pursuant to applicable SEC disclosure requirements during the past ten years.

Audit Committee. The Company does not currently maintain a separately designated audit committee. The functions typically performed by an audit committee are presently performed by the Company’s Board of Directors.

Code of Ethics. The Company has not yet adopted a formal written code of ethics applicable to its principal executive officer, principal financial officer, or principal accounting officer. The Company may adopt such policies and procedures in the future as its operations and reporting obligations continue to expand.

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EXECUTIVE COMPENSATION

Name	Capacities in Which Compensation Was Received	Cash Compensation ($)	Other Compensation ($)	Total Compensation ($)
Daniela Carolina Mujica Chacon	Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and Sole Director	$0	$10,800,000	$10,800,000

Alonzo Pierce	Former Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and Sole Director	$0	$0	$0	$

Note: In August 2026, the Company issued Ms. Mujica Chacon 36,000,000 shares of restricted common stock pursuant to her Executive Employment Agreement. The amount shown under “Other Compensation” is the aggregate grant date fair value of the award, $10,800,000, computed in accordance with FASB ASC Topic 718 using a fair value of $0.30 per share, the same per-share value the Company uses for all of its share issuances from November 2025 through August 2026. Because the shares were fully vested when issued, the Company will recognize the full amount as compensation expense in the quarter ending September 30, 2026.

On August 20, 2026, the Company entered into an Executive Employment Agreement with Daniela Carolina Mujica Chacon relating to her continued service as the Company’s Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary, and sole Director. Pursuant to the Executive Employment Agreement, the Company issued Ms. Mujica Chacon 36,000,000 shares of restricted common stock as equity compensation in consideration of her continued service to the Company. The shares were issued as restricted securities and were not registered under the Securities Act of 1933, as amended. Following the issuance, Ms. Mujica Chacon beneficially owns an aggregate of 37,560,000 shares of the Company’s common stock.

Except for the equity compensation described above, the Company has not maintained any material salary, bonus, pension, stock option, deferred compensation, retirement, or other formal compensatory arrangements for Ms. Mujica Chacon during the periods presented in this Prospectus. The Company may reimburse Ms. Mujica Chacon for reasonable out-of-pocket expenses incurred on behalf of the Company in connection with corporate activities, business development, operational matters, regulatory compliance, software development initiatives, customer meetings, travel, professional services, or other Company-related activities.

The Company may adopt additional employment agreements, equity incentive plans, stock option plans, bonus arrangements, consulting agreements, or other compensatory arrangements in the future as management determines appropriate in connection with the Company’s operational growth, commercialization activities, and development.

The Company does not currently maintain a compensation committee or any committee performing similar functions. Compensation matters are currently determined by the Company’s Board of Directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information regarding the beneficial ownership of the Company’s Common Stock and Special 2024 Series B Preferred Stock by (i) each person known to the Company to beneficially own more than 5% of a class of the Company’s outstanding voting securities, (ii) each director and executive officer of the Company, and (iii) all directors and executive officers as a group.

As of the date of this Prospectus, the Company has 40,123,783 shares of Common Stock and 700,000 shares of Special 2024 Series B Preferred Stock issued and outstanding. Each share of Common Stock is entitled to one vote. Each share of Special 2024 Series B Preferred Stock is entitled to 1,000 votes on matters submitted to stockholders. Both classes generally vote together as a single class, except as otherwise required by applicable law.

Beneficial Ownership of Common Stock

Name of Beneficial Owner	Common Shares Beneficially Owned	Percentage Before Offering	Percentage After Maximum Offering
Daniela Carolina Mujica Chacon	37,560,000	93.6%	50.0%
All directors and executive officers as a group (1 person)	37,560,000	93.6%	50.0%

Beneficial Ownership of Special 2024 Series B Preferred Stock

Name of Beneficial Owner	Series B Preferred Shares Beneficially Owned	Percentage of Outstanding Series B Preferred Stock
Daniela Carolina Mujica Chacon	700,000	100.0%
All directors and executive officers as a group (1 person)	700,000	100.0%

Aggregate Voting Power

The following table reflects the combined voting power attributable to Common Stock and Special 2024 Series B Preferred Stock.

Name of Beneficial Owner	Total Votes Controlled	Voting Power Before Offering	Voting Power After Maximum Offering
Daniela Carolina Mujica Chacon	737,560,000	99.7%	95.2%
All directors and executive officers as a group (1 person)	737,560,000	99.7%	95.2%

Notes to Beneficial Ownership Tables

(1) Beneficial ownership of Common Stock before the Offering is based on 40,123,783 shares issued and outstanding. Beneficial ownership after the maximum Offering assumes the sale of all 35,000,000 Offered Shares, resulting in 75,123,783 shares of Common Stock outstanding.

(2) Daniela Carolina Mujica Chacon beneficially owns 37,560,000 shares of Common Stock, consisting of 1,560,000 shares acquired in connection with the April 2026 change in control transaction and 36,000,000 restricted shares issued on August 21, 2026 pursuant to her Executive Employment Agreement.

(3) Ms. Mujica Chacon beneficially owns all 700,000 issued and outstanding shares of Special 2024 Series B Preferred Stock. Each Series B Preferred share is entitled to 1,000 votes, representing an aggregate of 700,000,000 votes.

(4) Ms. Mujica Chacon’s combined ownership of Common Stock and Special 2024 Series B Preferred Stock represents an aggregate of 737,560,000 votes.

(5) Immediately prior to the Offering, the Company has 740,123,783 aggregate votes outstanding. Assuming the sale of all 35,000,000 Offered Shares, aggregate votes outstanding will increase to 775,123,783.

(6) Accordingly, Ms. Mujica Chacon controls approximately 99.7% of the Company’s aggregate voting power before the Offering and approximately 95.2% following completion of the maximum Offering.

(7) The Special 2024 Series B Preferred Stock is not convertible into Common Stock. Accordingly, ownership of the Preferred Stock is presented separately from ownership of Common Stock.

(8) Unless otherwise indicated, beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Except as otherwise disclosed, each beneficial owner has sole voting and investment power over the shares reported as beneficially owned.

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Control of the Company

Daniela Carolina Mujica Chacon serves as the Company’s sole director and executive officer and beneficially owns all outstanding shares of Special 2024 Series B Preferred Stock. As a result of the enhanced voting rights associated with these shares, Ms. Mujica Chacon controls substantially all matters submitted to stockholders, including the election of directors and approval of significant corporate transactions. Assuming completion of the maximum Offering, Ms. Mujica Chacon will retain approximately 95.2% of the Company’s aggregate voting power, notwithstanding the issuance of 35,000,000 additional shares of Common Stock to investors. Accordingly, purchasers of Common Stock in this Offering will have limited ability to influence corporate governance or matters requiring stockholder approval.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the past two fiscal years and through the date of this Prospectus, the Company has engaged in various transactions involving related persons, including former management, control persons, affiliated entities, significant stockholders, and current management.

Change in Control Transaction

In April 2026, Patient Path LLC, an entity controlled by Alonzo V. Pierce, the Company’s former President, Chief Executive Officer, and controlling shareholder, entered into a Stock Purchase Agreement with Daniela Carolina Mujica Chacon pursuant to which Patient Path LLC agreed to sell to Ms. Mujica Chacon: (i) 1,560,000 shares of the Company’s common stock and (ii) 700,000 shares of the Company’s Special 2024 Series B Preferred Stock, representing the Company’s controlling equity interests.

The aggregate purchase price for the transaction was approximately $190,000, subject to escrow and transaction-related adjustments. In connection with the transaction, Mr. Pierce resigned from all officer and director positions with the Company, and Ms. Mujica Chacon was appointed as the Company’s sole director, President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary.

TeleCare Home Health LLC Acquisition

On October 29, 2025, the Company acquired 100% of the membership interests of TeleCare Home Health LLC, a Texas limited liability company controlled by Alonzo V. Pierce, who was the Company’s President and Chief Executive Officer at the time of the transaction. Because both entities were under common control at the time of the acquisition, the transaction was accounted for as a transaction between entities under common control in accordance with applicable accounting guidance. As consideration for the acquisition, the Company issued a promissory note in the principal amount of $300,000 to TeleCare Home Health LLC.

On December 11, 2025, the promissory note was fully extinguished pursuant to a Debt Satisfaction and Equity Exchange Agreement under which the Company issued 90,000 shares of restricted common stock to TeleCare Home Health LLC in full satisfaction of the outstanding obligation. Because TeleCare was controlled by Mr. Pierce, the $300,000 note was recorded as a deemed distribution to him. The Company measured the 90,000 shares at their fair value of $27,000 ($0.30 per share) and recognized a $273,000 gain on the settlement. On October 17, 2025, Mr. Pierce also loaned the Company $5,000 under a non-interest-bearing promissory note payable on demand, which remained outstanding at June 30, 2026.

Related-Party Advances

During the year ended December 31, 2025, Alonzo V. Pierce advanced approximately $88,237 to the Company to fund general and administrative expenses and operational activities. Such advances were non-interest bearing and due on demand.

During the three months ended March 31, 2026, the Company made payments and distributions totaling approximately $19,920 to or on behalf of Mr. Pierce and accounts controlled by him, which were recorded as reductions to related-party balances.

As of June 30, 2026, no related-party advances remained outstanding. During the six months ended June 30, 2026, a related party forgave and released $62,662 of amounts previously due, which the Company recorded as an increase to additional paid-in capital.

44

Convertible Promissory Note — JUDD Holding Corp

On May 15, 2025, the Company issued a Convertible Promissory Note in the principal amount of $105,000 to JUDD Holding Corp, an entity controlled by David Duarte, a former officer and director of the Company. The note originally provided for conversion rights into shares of the Company’s common stock at a fixed conversion price of $0.025 per share, subject to certain premiums and adjustments. In April 2026, the Company entered into a Debt Settlement and Release Agreement with JUDD Holding Corp pursuant to which: (i) the Company agreed to pay $20,000 toward settlement of the obligation; (ii) the remaining balance was assumed by a separate private entity; and (iii) the conversion feature and remaining obligations of the Company under the note were extinguished and released.

Executive Employment Agreement and Equity Compensation

On August 20, 2026, the Company entered into an Executive Employment Agreement with Daniela Carolina Mujica Chacon, the Company’s sole director, President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary.

Pursuant to the agreement, the Company issued Ms. Mujica Chacon 36,000,000 shares of restricted Common Stock on August 21, 2026 as equity compensation in consideration of her continued executive service and the duties and obligations undertaken under the agreement. Under Section 3.1 of the agreement, the shares were fully earned upon issuance and are not subject to future service-based vesting requirements. The shares are not subject to forfeiture solely because of any subsequent termination of Ms. Mujica Chacon’s employment, except as otherwise required by law or pursuant to a final judgment based upon fraud or willful misconduct directly relating to the issuance. The agreement does not provide for a fixed cash salary unless subsequently approved by the Board of Directors. Ms. Mujica Chacon is entitled to reimbursement of reasonable and documented business expenses, subject to the availability of Company funds. The agreement commenced on August 20, 2026 and continues until terminated. Either the Company or Ms. Mujica Chacon may terminate the employment relationship upon written notice, subject to applicable law and the Company’s governing documents. Termination does not, by itself, affect the continued ownership of the previously issued shares. Following the issuance, Ms. Mujica Chacon beneficially owned 37,560,000 shares of Common Stock, consisting of the 36,000,000 shares issued pursuant to the Executive Employment Agreement and 1,560,000 shares previously acquired in connection with the Company’s April 2026 change in control transaction.

Accounting Treatment

The Company will measure the award at its grant date fair value of $10,800,000, based on a fair value of $0.30 per share, the same per-share value used for the shares issued to Ms. Lopez in June 2026. Because the shares were fully vested when issued, the Company will recognize the full $10,800,000 as non-cash compensation expense on August 21, 2026, in the quarter ending September 30, 2026. The award does not affect the Company’s cash.

Disposition of TeleCare Home Health LLC

On August 20, 2026, the Company entered into a Spin-Out and Membership Interest Transfer Agreement with Alonzo V. Pierce, its former President and Chief Executive Officer, pursuant to which the Company transferred to Mr. Pierce its entire 100% membership interest in TeleCare Home Health LLC (“TeleCare”), a Texas limited liability company. The transaction was undertaken in connection with the Company’s strategic transition away from its historical healthcare-related operations and toward the proposed development and commercialization of enterprise software and technology solutions associated with the Wabiam platform. Under the agreement, the consideration for the transfer consisted of the mutual covenants and agreements of the parties, including Mr. Pierce’s acceptance of ownership and responsibility for TeleCare and his agreement to assume responsibility for causing TeleCare to satisfy its own debts, liabilities, contracts, payroll obligations, taxes, accounts payable, regulatory obligations, and other liabilities. The agreement does not specify a cash purchase price. The agreement expressly provides that the transfer does not release, extinguish or satisfy any direct indebtedness, obligation or liability of Glow Holdings, Inc., unless separately agreed in a written instrument executed by the parties. The Company has no continuing obligation under the agreement to finance, guarantee or otherwise support TeleCare following the transfer. The agreement also provides for reasonable transitional cooperation in connection with administrative matters and the transfer of records and operational responsibilities.Following completion of the transaction, TeleCare ceased to be a subsidiary of the Company. TeleCare’s assets, liabilities and operations are no longer part of the Company’s continuing business, subject to the applicable accounting treatment and financial statement presentation. TeleCare generated substantially all of the Company’s historical operating revenue. Consequently, its disposition materially affects the Company’s future operating results and the comparability of its historical financial information.

45

The Company’s continuing business is focused on the proposed development and commercialization of Wabiam, which is not currently operational and has not generated revenue.

Accounting Treatment and Financial Statement Effects

The Company will account for the transfer as a deconsolidation of TeleCare under ASC 810-10-40 as of August 20, 2026. It will recognize in earnings a gain or loss equal to the difference between the consideration received, which was nil, and the carrying amount of TeleCare’s net assets on that date. The Company expects to present TeleCare as a discontinued operation under ASC 205-20 beginning with its financial statements for the period ending September 30, 2026, with prior periods reclassified. TeleCare had no assets or liabilities included in the Company’s consolidated balance sheet at June 30, 2026, and the Company does not expect the gain or loss on deconsolidation to be material; the final amount will depend on TeleCare’s results and balances through August 20, 2026.

Director Independence

The Company currently has one director, Daniela Carolina Mujica Chacon. Because Ms. Mujica Chacon serves as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, and controlling stockholder, she does not qualify as an independent director under generally recognized corporate governance standards applicable to public companies. The Company does not currently have independent directors, an audit committee, a compensation committee, or a nominating committee. The Company may evaluate the appointment of additional directors and the implementation of additional corporate governance procedures as the Company’s operations and reporting obligations continue to develop.

Policies and Procedures for Related-Party Transactions

The Company does not currently have formal written policies or procedures governing the review, approval, or ratification of related-party transactions. In practice, the Company’s Board of Directors reviews and approves related-party transactions and matters involving potential conflicts of interest, with consideration given to the fairness of the transaction, the best interests of the Company, and applicable legal and regulatory requirements. Other than the transactions described above, there have been no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and in which any director, executive officer, control person, or significant stockholder had or will have a direct or indirect material interest that is required to be disclosed in this Prospectus.

46

DESCRIPTION OF SECURITIES

The following summary of the Company’s securities does not purport to be complete and is qualified in its entirety by reference to the Company’s Articles of Incorporation, as amended, the Company’s Bylaws, as amended, and the applicable Certificates of Designation relating to the Company’s preferred stock, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capital Stock

The aggregate number of shares that the Company is authorized to issue is 750,000,000 shares, consisting of:

•	700,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”); and
•	50,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), issuable in one or more series as determined by the Board of Directors.

Immediately prior to this Offering, the Company has:

•	40,123,783 shares of Common Stock issued and outstanding;
•	no shares of Series A Convertible Preferred Stock issued and outstanding; and
•	700,000 shares of Special 2024 Series B Preferred Stock issued and outstanding.

Assuming the sale of all 35,000,000 shares of Common Stock offered hereby, the Company will have 75,123,783 shares of Common Stock issued and outstanding. The number of outstanding shares of Series A Convertible Preferred Stock and Special 2024 Series B Preferred Stock will not be affected by this Offering.

Common Stock

Holders of the Company’s Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders, except as otherwise required by law or as provided by the terms of any outstanding series of Preferred Stock. Subject to any preferential rights of outstanding Preferred Stock, holders of Common Stock are entitled to receive dividends when, as, and if declared by the Board of Directors out of funds legally available therefor. The Company has never declared or paid cash dividends on its Common Stock and does not presently anticipate paying cash dividends in the foreseeable future.

In the event of the liquidation, dissolution, or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of the Company’s liabilities and satisfaction of any liquidation preferences or other preferential rights of outstanding Preferred Stock.

Holders of Common Stock do not have cumulative voting rights, preemptive rights, subscription rights, redemption rights, or sinking fund rights. All outstanding shares of Common Stock are fully paid and non-assessable.

The 35,000,000 shares offered pursuant to this Prospectus, when issued and paid for in accordance with the terms of this Offering, will constitute validly issued shares of the Company’s Common Stock.

47

Preferred Stock — General

The Company’s Articles of Incorporation authorize the Board of Directors to issue Preferred Stock in one or more series and to establish the designation, rights, preferences, privileges, and restrictions of each series without further stockholder approval, except as required by applicable law. Such rights may include voting rights, dividend rights, conversion rights, redemption provisions, liquidation preferences, and other rights and preferences determined by the Board of Directors. The Company has designated Series A Convertible Preferred Stock and Special 2024 Series B Preferred Stock.

Series A Convertible Preferred Stock

The Company has designated up to 10,000,000 shares of Series A Convertible Preferred Stock, none of which are issued or outstanding as of the date of this Prospectus. Each share of Series A Convertible Preferred Stock is entitled to ten votes per share and is convertible into one fully paid and non-assessable share of Common Stock, subject to the terms and conditions set forth in the applicable Certificate of Designation.

On November 8, 2025, the Company filed an amendment to the Certificate of Designation relating to the Series A Convertible Preferred Stock. The amendment provides that, upon the occurrence of a Liquidity Event, each holder of Series A Convertible Preferred Stock is entitled to receive consideration equal to the same percentage ownership of the Company’s outstanding Common Stock, on a fully diluted as-converted basis, as held immediately prior to such Liquidity Event, subject to the terms of the Certificate of Designation. The Special 2024 Series B Preferred Stock is excluded from such calculation.

No shares of Series A Convertible Preferred Stock are currently issued or outstanding.

Special 2024 Series B Preferred Stock

The Company has designated 700,000 shares of Special 2024 Series B Preferred Stock, all of which are currently issued and outstanding and beneficially owned by Daniela Carolina Mujica Chacon, the Company’s sole director, sole executive officer, and controlling stockholder. Each share of Special 2024 Series B Preferred Stock is entitled to 1,000 votes on all matters submitted to stockholders for approval. The shares vote together with the holders of Common Stock as a single class. The Special 2024 Series B Preferred Stock is not convertible into Common Stock and does not provide for mandatory redemption rights. The shares are not listed or quoted for trading on any securities exchange or quotation system, and there is no established public market for such securities.

Because of the enhanced voting rights associated with the Special 2024 Series B Preferred Stock, Ms. Mujica Chacon controls substantially all of the Company’s aggregate voting power and will continue to exercise effective voting control of the Company following completion of this Offering, even if all 35,000,000 Offered Shares are sold.

Offered Shares

The Company is offering up to 35,000,000 newly issued shares of Common Stock at a price of $0.01 per share, for maximum gross proceeds of $350,000. All Offered Shares are being sold directly by the Company. There are no selling securityholders participating in this Offering, and the Company will receive all proceeds from the sale of the Offered Shares, before deduction of offering expenses. The Offered Shares will have the same voting, dividend, liquidation, and other rights as the Company’s currently outstanding Common Stock.

48

Registration Status and Transferability of the Offered Shares

The Offered Shares are being offered and sold pursuant to an effective registration statement under the Securities Act. Upon issuance in accordance with the terms of this offering, the Offered Shares will be freely tradable by persons who are not affiliates of the Company, subject to applicable securities laws, market restrictions and any restrictions imposed by a purchaser’s jurisdiction or broker-dealer. Shares held by affiliates or control persons may remain subject to the limitations of Rule 144 and other applicable federal securities laws.

Notwithstanding the foregoing, effectiveness of the registration statement does not guarantee the existence or continuation of an active or liquid trading market for the Company’s common stock. Broker-dealer, market, jurisdictional or other restrictions may affect the ability of any holder to resell shares.

The Company’s Common Stock is currently quoted on the OTC Markets under the trading symbol “GLOH.”

49

RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, the Company has issued securities in private transactions exempt from registration under the Securities Act of 1933, as amended. Except as otherwise noted below, the Company believes each issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act and/or other applicable exemptions because the transactions did not involve a public offering. The securities issued in such transactions were restricted securities.

Issuance of Common Stock for Corporate Revival Services

On October 18, 2024, the Company issued 234,000,000 shares of restricted common stock to JUDD Holding Corp, an entity controlled by David Duarte, in consideration for corporate revival and restructuring services provided to the Company. The issuance was subsequently subject to the Company’s 1-for-150 reverse stock split processed by FINRA on October 10, 2025. No underwriting discounts or commissions were paid in connection with the issuance.

Issuance of Common Stock for Services

On November 5, 2025, the Company issued 60,000 shares of restricted common stock to Bengala Technologies LLC, an entity controlled by Arnaldo Detres, in consideration for enterprise and consulting services provided to the Company. The Company has recorded the shares at $18,000 ($0.30 per share).

Issuance of Common Stock in Connection with Debt Settlement

On December 11, 2025, the Company issued 90,000 shares of restricted common stock to TeleCare Home Health LLC, an entity then controlled by Alonzo V. Pierce, in connection with a Debt Satisfaction and Equity Exchange Agreement pursuant to which the Company satisfied and extinguished a $300,000 promissory note previously issued in connection with the acquisition of TeleCare Home Health LLC. The Company has recorded the shares at their fair value of $27,000 ($0.30 per share).

Issuance of Common Stock for Cash

On December 17, 2025, the Company issued 50,000 shares of restricted common stock to Killuminati Investments LLC, an entity controlled by Ryan Cotardi, pursuant to a private placement subscription agreement for aggregate cash consideration of approximately $15,000.

Convertible Promissory Note

On May 15, 2025, the Company issued a Convertible Promissory Note in the principal amount of $105,000 to JUDD Holding Corp, an entity controlled by David Duarte. In April 2026, the Company entered into a Debt Settlement and Release Agreement pursuant to which the conversion feature and remaining obligations of the Company under the note were extinguished and released.

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Change in Control Transaction

In April 2026, Patient Path LLC, an entity controlled by Alonzo V. Pierce, entered into a Stock Purchase Agreement with Daniela Carolina Mujica Chacon pursuant to which Patient Path LLC agreed to sell 1,560,000 shares of common stock and 700,000 shares of Special 2024 Series B Preferred Stock to Ms. Mujica Chacon. The transaction constituted a private secondary transaction between stockholders, and the Company did not issue any new securities in connection with the transaction.

Wabiam Technology Asset Acquisition

On June 12, 2026, the Company issued 2,000,000 shares of restricted common stock to Ana Teresa Lopez as consideration for the Company’s acquisition of certain technology assets, software-related rights, intellectual property rights, business materials, and related proprietary assets associated with Wabiam and/or Wabiam Soluciones Tecnológicas pursuant to the Technology Asset Purchase Agreement dated June 1, 2026. The Company has recorded the shares at $600,000 ($0.30 per share).

Executive Employment Agreement and Equity Compensation

On August 21, 2026, the Company issued 36,000,000 shares of restricted common stock to Daniela Carolina Mujica Chacon pursuant to an Executive Employment Agreement in consideration of her continued service as the Company’s Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary, and sole Director. The securities were issued in a private transaction and were not registered under the Securities Act. No underwriters were involved in the transaction and no underwriting discounts or commissions were paid. The Company will record the shares at $10,800,000 ($0.30 per share).

51

MARKET INFORMATION AND RELATED STOCKHOLDER MATTERS

Legal Proceedings

The Company is not currently a party to any material pending legal proceedings. To the knowledge of management, there are no material legal proceedings threatened or contemplated against the Company by any governmental authority or third party. There are no material legal proceedings pending against any director or executive officer of the Company that are required to be disclosed under applicable SEC disclosure requirements. None of the Company’s directors or executive officers is a party adverse to the Company in any material legal proceeding. The Company is not subject to any material environmental, regulatory, or administrative proceedings arising out of its current operations. The Company may, from time to time, become involved in claims or proceedings arising in the ordinary course of business; however, management does not believe that any such matters, individually or in the aggregate, would have a material adverse effect on the Company’s financial condition, results of operations, or business.

Market Information

The Company’s common stock is currently quoted on the OTC Markets under the trading symbol “GLOH.” The OTC Markets is a decentralized dealer market and may be subject to limited liquidity, limited trading volume, and significant price volatility. Investors may experience difficulty reselling shares of the Company’s common stock at desired prices or at all.

The following table sets forth the high and low sale prices of the Company’s common stock for the periods indicated, as reported by Yahoo Finance and adjusted for the 1-for-150 reverse stock split processed by FINRA on October 10, 2025. Trading in the common stock has been extremely limited and sporadic, and on most trading days no shares traded. These prices may not reflect transactions in significant volume and may not be indicative of the value of the common stock.

Quarter ended March 31, 2024:	High $0.555;	Low $0.150
Quarter ended June 30, 2024:	High $0.600;	Low $0.555
Quarter ended September 30, 2024:	High $1.500;	Low $0.150
Quarter ended December 31, 2024:	High $28.500;	Low $0.750
Quarter ended March 31, 2025:	High $28.500;	Low $2.175
Quarter ended June 30, 2025:	High $28.500;	Low $3.795
Quarter ended September 30, 2025:	High $13.005;	Low $1.065
Quarter ended December 31, 2025:	High $4.500;	Low $0.255
Quarter ended March 31, 2026:	High $3.750;	Low $3.750
Quarter ended June 30, 2026:	High $3.750;	Low $3.750
Quarter ended September 30, 2026:	High $3.750;	Low $3.750
Fourth quarter 2026 (through October 20, 2026):	High $3.750;	Low $0.020

The Company is currently focused on evaluating, modernizing, enhancing and preparing for potential commercialization the technology assets and intellectual property acquired in connection with Wabiam Soluciones Tecnológicas. The Company may, at a future date, evaluate a potential corporate rebranding, legal name change or trading symbol change intended to align its public identity with its evolving business operations and strategic direction. Any such actions would require applicable corporate approvals, regulatory filings and FINRA processing. There can be no assurance regarding the timing or approval of any future corporate name change or trading symbol change.

Holders

As of June 30, 2026, there were 28 holders of record of the Company’s common stock. The number of record holders does not include beneficial owners whose shares are held in street name by brokers, dealers, banks, or other nominees.

Outstanding Shares

Immediately prior to this Offering, the Company has 40,123,783 shares of common stock issued and outstanding. The Company also has 700,000 shares of Special 2024 Series B Preferred Stock issued and outstanding and no shares of Series A Convertible Preferred Stock issued and outstanding. Assuming the sale of all 35,000,000 shares offered hereby, the Company will have 75,123,783 shares of common stock issued and outstanding.

Dividends

The Company has never declared or paid cash dividends on its common stock. The Company currently intends to retain any future earnings, if any, to fund software development activities, operational growth, infrastructure expansion, commercialization initiatives, working capital requirements, and general corporate purposes. Accordingly, the Company does not anticipate paying cash dividends on its common stock in the foreseeable future. The payment of dividends, if any, will be at the discretion of the Company’s Board of Directors and will depend upon the Company’s financial condition, results of operations, capital requirements, contractual restrictions, and other factors deemed relevant by the Board.

Transfer Agent

The Company’s transfer agent and registrar is:

ClearTrust, LLC

16450 Pointe Village Drive, Suite 205

Lutz, Florida 33558

Telephone: (813) 235-4490

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement and its exhibits. Statements in this prospectus concerning the provisions of any document are summaries and are qualified by reference to the document filed as an exhibit to the registration statement. After the registration statement becomes effective, we will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and will file reports and other information with the SEC. The registration statement, exhibits, reports and other information may be obtained through the SEC’s website at www.sec.gov.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Articles of Incorporation and Bylaws provide for the indemnification of the Company’s directors, officers, employees, fiduciaries, and agents to the fullest extent permitted by the Nevada Revised Statutes. The Company may also purchase and maintain insurance on behalf of directors and officers against liabilities incurred in such capacities to the extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for the Company by Clifford J. Hunt, Esq., or such law firm through which Mr. Hunt renders securities counsel services to the Company, as identified in the legal opinion filed as Exhibit 5.1 to the registration statement.

EXPERTS

The financial statements of Glow Holdings, Inc. included in this prospectus for the years ended December 31, 2025 and 2024 have been audited by Aloba, Awomolo & Partners, independent registered public accounting firm, as set forth in their report appearing elsewhere in this prospectus, and are included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

The unaudited interim financial statements of the Company as of June 30, 2026 and for the three and six months ended June 30, 2026 and June 30, 2025 have not been audited and are not included herein on the authority of an expert.

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FINANCIAL STATEMENTS

54

GLOW HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited) — As Restated

	June 30, 2026	December 31, 2025
ASSETS
Current assets
Cash	$–	$553
Total current assets	–	553

Intangible assets	–	–

Total assets	$–	$553

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$178	$–
Due to related party	–	77,548
Convertible notes payable	–	113,750
Notes payable	20,000	10,000
Total current liabilities	20,178	201,298

Total liabilities	20,178	201,298

Stockholders’ deficit

Series A Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 and 0 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	–	–
Series B Preferred stock, $0.001 par value, 700,000 shares authorized, 700,000 and 700,000 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	700	700
Common stock, $0.001 par value, 700,000,000 shares authorized, 4,123,783 and 2,123,783 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	4,124	2,124
Additional paid in capital	1,552,919	892,257
Accumulated deficit	(1,577,921)	(1,095,826)
Total stockholders’ deficit	(20,178)	(200,745)

Total liabilities and stockholders’ deficit	$–	$553

See accompanying notes to the financial statements

F-1

GLOW HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited) — As Restated

	For the three months ended		For the six months ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025

Revenue	$213,764	$–	$458,318	$–

Operating expenses
General and administrative	124,325	3,500	257,916	3,500
Professional fees	107,053	15,210	176,247	15,210
Total operating expenses	231,378	18,710	434,163	18,710

Loss from operations	(17,614)	(18,710)	24,155)	(18,710)

Other income (expenses)
Loss on acquisition of intangible assets	(600,000)	–	(600,000)	–
Gain(loss) on settlement of debt	93,750	(72,850)	93,750	(72,850)
Interest expense	–	–	–	–
Total other expenses	(506,250)	(72,850)	(506,250)	(72,850)

Net loss before tax provision	(523,864)	(91,560)	(482,095)	(91,560)
Tax provision	–	–	–	–
Net income (loss)	$(523,864)	$(91,560)	$(482,095)	$(91,560)

Net income (loss) per common share – basic and diluted	$(0.21)	$(0.05)	$(0.21)	$(0.05)

Weighted average number of common shares outstanding – basic and diluted	2,541,365	1,921,307	2,333,728	1,921,307

See accompanying notes to the financial statements

F-2

GLOW HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(Unaudited) — As Restated

	Series B Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2025	700,000	$700	2,123,783	$2,124	$892,257	$(1,095,826)	$(200,745)
Net income	–	–	–	–	–	41,769	41,769
Balance, March 31, 2026	700,000	700	2,123,783	2,124	892,257	(1,054,057)	(158,976)
Forgiven related party debt	–	–	–	–	62,662	–	62,662
Shares issued to acquire intangible assets	–	–	2,000,000	2,000	598,000	–	600,000
Net loss	–	–	–	–	–	(523,864)	(523,864)
Balance, June 30, 2026	700,000	$700	4,123,783	$4,124	$1,552,919	$(1,577,921)	$(20,178)

Balance, December 31, 2024	700,000	$700	1,921,307	$1,921	$1,132,460	$(1,167,231)	$(32,150)
Net loss	–	–	–	–	–	–	–
Balance, March 31, 2025	–	–	1,921,307	1,921	1,132,460	(1,167,231)	(32,150)
Net loss	–	–	–	–	–	(91,560)	(91,560)
Balance, June 30, 2025	–	$–	1,921,307	$1,921	$1,132,460	$(1,258,791)	$(123,710)

See accompanying notes to the financial statements

F-3

GLOW HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the six months ended
	June 30, 2026	June 30, 2025
Cash Flows from Operating Activities
Net income (loss)	$(482,095)	$(53,637)
Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on settlement of notes payable	(93,750)	–
Loss on acquisition of intangible assets	600,000	–
Changes in assets and liabilities
Accounts payable and accrued liabilities	178	19,768
Due to related party	(34,886)	–
Net cash used in continuing operating activities	(10,553)	(33,869)

Cash Flows from Financing Activities:
Proceeds from notes payable	10,000	33,869
Net cash provided by financing activities	10,000	33,869

Net decrease in cash	(553)	–
Cash, beginning of period	553	–
Cash, end of period	$–	$–

Supplemental disclosure of cash flow information
Cash paid for interest	$–	$–
Cash paid for taxes	$–	$–

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Non-cash investing and financing activities:
Forgiven related party debt	$62,662	$–
Shares issued to intangible assets	$600,000	$–

See accompanying notes to the financial statements

F-4

GLOW HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2026

NOTE 1 – NATURE OF BUSINESS AND OPERATIONS

Organization

Glow Holdings, Inc. (the “Company,” “we,” “us” or “our”), a Nevada corporation, has a fiscal year end of December 31st and is listed on the OTCID Basic Market under the trading symbol GLOH. The Company had abandoned its business and failed to take steps to dissolve, liquidate and distribute its assets. It had also failed to meet the required reporting requirements with the Nevada Secretary of State, hold an annual meeting of stockholders and pay its annual tax from 2022 to 2024 which resulted in its delinquency with the Nevada Secretary of State. In January 2024, a shareholder filed a petition for custodianship with the District Court of Clark County, Nevada, and was appointed as the Custodian of the Company in February 2024. The Company was incorporated in the State of Nevada in September 1997 as “Universal Funding Services, Inc.” The issuer changed its name to “Universal Reduction Melting Technologies, Inc.” which it kept until 1999, then it changed its name to “Internet Solutions for Business, Inc.” which it kept until 2005. The issuer then changed its name to “GlobalOne Real Estate, Inc.” which it kept until 2011, when it changed its name to “Glow Holdings, Inc.” which it currently carries.

On February 22, 2024, the District Court of Clark County, Nevada entered an Order Granting Application for Appointment of JUDD Holding Corp as Custodian of the Company. On October 11, 2024, the District Court in Clark County, Nevada granted the Custodian’s Motions to Bar All Unasserted Claims and Discharge the Custodian, and control was returned to the Board. On May 15, 2025, Patient Path LLC (controlled by Alonzo Pierce) entered into a Securities Purchase Agreement to acquire 234,000,000 shares of Common Stock and 700,000 shares of Special 2024 Series B Preferred Stock from JUDD Holding Corp (controlled by David Duarte) for total consideration of $170,000 in cash & notes. On May 23, 2025, David Duarte resigned from all Officer & Director positions and appointed Alonzo Pierce as President & Chairman of the Board and the transaction closed. Subsequent to the change of control, the Company began operations, ceased to be a shell company, and self-reported as a non-shell for the period ended June 30, 2025. On August 15, 2025, the Company’s security counsel filed an opinion affirming its status as a non-shell at the June 30 period end, and the shell designation was subsequently removed.

The Company, operating as GlohCo, develops AI-powered healthcare software that enables earlier intervention and improved clinical decision-making. The company’s platform ingests and analyzes medical, behavioral, and wearable data to deliver real-time risk predictions for patient relapse, readmission, and other high-cost health events. GlohCo’s tools integrate with existing EHR systems and support compliance with HIPAA, FHIR, and other regulatory standards.

On July 23, 2025, the Company, through its Transfer Agent and Securities Attorney, filed a 1:150 Reverse Split application with FINRA for the Company’s Common Stock. On October 10, 2025, FINRA processed the corporate action with fractional shares rounded up which added 2,457 shares to the total at Cede per DTCC’s request.

BASIS OF PRESENTATION

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. Management is of the opinion that all necessary adjustments have been made to make these interim financial statements not misleading.

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NOTE 2 – RESTATEMENT

Following completion of the Company’s interim financial statements as of and for the three and six months ended June 30, 2026, management identified accounting errors requiring the restatement of previously reported amounts.

On June 1, 2026, the Company entered into a Technology Asset Purchase Agreement with Ana Teresa Lopez under which it acquired software-related technology assets, technical and development materials and related intellectual property relating to Wabiam. On June 12, 2026, the Company issued 2,000,000 restricted shares of common stock as consideration. The Company previously measured shares issued pursuant to the agreement using quoted market prices on the respective transaction dates. Upon further evaluation, management concluded that, because the Company’s shares were thinly traded, those quotations did not reliably represent the fair value of the shares at the applicable measurement dates. Accordingly, the Company revised its valuation of these issuances using prices from private sales of its shares during the previous year as evidence of fair value.

Additionally, management concluded that the acquired technology constituted in-process research and development that had not reached technological feasibility and had no alternative future use. Accordingly, the Company measured the shares issued as consideration at $600,000 and expensed the full amount in the quarter ended June 30, 2026 in accordance with ASC 730-10-25-2(c).

The following is a summary of the impact of these restatements on the Company’s Consolidated Balance Sheet at June 30, 2026:

	June 30, 2026
	As Previously Reported	Error Correction	As Restated
Total assets	$7,500,000	$(7,500,000)	$–
Additional paid-in capital	9,270,419	(7,717,500)	1,552,919
Accumulated deficit	(1,795,421)	217,500	(1,577,921)
Total stockholders’ equity (deficit)	$7,479,822	$(7,500,000)	$(20,178)

The following is a summary of the impact of these restatements on the Company’s Consolidated Statements of Operations for the three and six months ended June 30, 2026:

	Three Months Ended June 30, 2026			Six Months Ended June 30, 2026
	As Previously Reported	Error Correction	As Restated	As Previously Reported	Error Correction	As Restated
Revenue	$213,764	$–	$213,764	$458,318	$–	$458,318
Total operating expenses	231,378	–	231,378	434,163	–	434,163
Income (loss) from operations	(17,614)	–	(17,614)	24,155	–	24,155
Total other income (expenses)	93,750	(600,000)	(506,250)	93,750	(600,000)	(506,250)
Net income (loss)	$76,136	$(600,000)	$(523,864)	$117,905	$(600,000)	$(482,095)

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NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared in US dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”) on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. During the six months ended June 30, 2026, the Company incurred a net loss of $482,095, and at June 30, 2026 it had no cash, a working capital deficit of $20,178 and an accumulated deficit of $1,577,921. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

We are dependent on our ability to attract and receive funding from either the sale of securities or outside sources such as private investment or a strategic partner. We currently have no firm agreements or arrangements with respect to any such financing and there can be no assurance that any funds needed will be available to us on acceptable terms or at all. The inability to obtain sufficient funding of our operations in the future will restrict our ability to grow and reduce our ability to continue to conduct business operations. Our failure to raise additional funds will adversely affect our business, and may require us to suspend our operations, which in turn may result in a loss to the purchasers of our common stock. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans. Any additional equity financing may involve substantial dilution to our then existing stockholders.

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Stock-based compensation

The Company follows ASC 718-10, “Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

Concentration of Credit Risk

The Company has no off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains all of its cash balances with two financial institutions in the form of demand deposits.

Earnings per share

The Company follows ASC Topic 260 to account for the earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

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The following table sets forth the computation of basic and diluted net loss per share:

	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended J une 30, 2025
Numerator: Net loss	$(523,864)	$(91,560)	$(482,095)	$(91,560)
Denominator: Weighted average common shares outstanding – basic and diluted	2,541,365	1,921,307	2,333,728	1,921,307
Net loss per share – basic and diluted	$(0.21)	$(0.05)	$(0.21)	$(0.05)

Because the Company reported a net loss in each period, basic and diluted weighted average shares are the same. The following potentially dilutive securities were excluded from the computation of diluted net loss per share because their effect would have been antidilutive:

	2026 Periods	2025 Periods
Shares issuable on conversion of the JUDD Holding Corp convertible note	5,232,500	–

The JUDD Holding Corp convertible note became convertible on November 15, 2025 at $0.025 per share plus a 15% premium and was settled on April 16, 2026. No potentially dilutive securities remain outstanding. The Special 2024 Series B Preferred Stock is not convertible into common stock.

Revenue Recognition

The Company recognizes revenue from its contracts with customers in accordance with ASC 606 – Revenue from Contracts with Customers. The Company recognizes revenues when satisfying the performance obligation of the associated contract that reflects the consideration expected to be received based on the terms of the contract.

Revenue related to contracts with customers is evaluated utilizing the following steps: (i) Identify the contract, or contracts, with a customer; (ii) Identify the performance obligations in the contract; (iii) Determine the transaction price; (iv) Allocate the transaction price to the performance obligations in the contract; (v) Recognize revenue when the Company satisfies a performance obligation.

Fair Value of the Company’s Common Stock

The Company’s common stock is quoted on the OTC Markets but trades only sporadically and in very low volume. Trading after the October 10, 2025 1-for-150 reverse stock split was limited, and no shares traded between November 7, 2025 and October 5, 2026. Because the quoted price was not a reliable measure of fair value, the Company measures shares of common stock issued for services, to settle debt, for assets and as compensation from November 2025 through August 2026 at $0.30 per share. That is the price at which the Company sold 50,000 restricted shares of common stock for cash to an unrelated investor on December 17, 2025, its only cash sale of common stock in that period. Because those shares were restricted, like the shares issued in the transactions measured at that price, no further discount for lack of marketability was applied. The Company did not obtain an independent valuation. On this basis, the Company valued 60,000 shares issued for services on November 5, 2025 at $18,000; 90,000 shares issued on December 11, 2025 to settle a related-party note at $27,000; 2,000,000 shares issued on June 12, 2026 for technology assets at $600,000; and 36,000,000 shares issued on August 21, 2026 as compensation at $10,800,000.

Fair Value of Financial Instruments

The Company measures fair value in accordance with ASC 820 - Fair Value Measurements. ASC 820 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurements. ASC 820 establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by ASC 820 are:

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Level 1 - Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 - Inputs (other than quoted market prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 - Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model. Valuation of instruments includes unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

As defined by ASC 820, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale, which was further clarified as the price that would be received to sell an asset or paid to transfer a liability (“an exit price”) in an orderly transaction between market participants at the measurement date.

The reported fair values for financial instruments that use Level 2 and Level 3 inputs to determine fair value are based on a variety of factors and assumptions. Accordingly, certain fair values may not represent actual values of the Company’s financial instruments that could have been realized as of June 30, 2026 and December 31, 2025 or that will be recognized in the future, and do not include expenses that could be incurred in an actual settlement. The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, receivables from related parties, prepaid expenses and other, accounts payable, accrued liabilities, and related party and third-party notes payables approximate fair value due to their relatively short maturities. The Company’s notes payable approximates the fair value of such instrument based upon management’s best estimate of terms that would be available to the Company for similar financial arrangements on June 30, 2026 and December 31, 2025.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. This ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. This ASU is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The amendments in this ASU should be applied retrospectively to all prior periods presented in the financial statements. The Company adopted the ASU and determined that its adoption did not have a material impact on the Company’s financial statements and related disclosures. As defined in the ASU, operating segments are components of an enterprise about which discrete financial information is regularly provided to the CODM in making decisions on how to allocate resources and assess performance for the organization. The Company operates and manages its business as one reportable and operating segment. The Company’s CODM is the Chief Executive Officer. The Company’s CODM reviews operating results to make decisions about allocating resources and assessing performance for the entire Company.

The Company does not believe that other standards, which have been issued but are not yet effective, will have a significant impact on its financial statements.

NOTE 5 – ASSET PURCHASE AGREEMENT

On June 1, 2026, the Company entered into a Technology Asset Purchase Agreement with Ana Teresa Lopez under which it acquired software-related technology assets, technical and development materials and related intellectual property relating to Wabiam. On June 12, 2026, the Company issued 2,000,000 restricted shares of common stock as consideration.

The Company concluded that the transaction is an asset acquisition rather than a business combination under ASC 805, because no substantive process was acquired. Because the acquired technology was pre-revenue, was not operational and had no observable market, its fair value could not be measured reliably, as such the Company measured the cost of the acquisition at the fair value of the shares issued (ASC 805-50-30-2) which was $0.30. The acquired technology had not reached technological feasibility, the Wabiam platform is not operational and has produced no revenue, and the technology has no alternative future use. Accordingly, the Company expensed the full $600,000 purchase price as a loss on acquisition of intangible assets during the six months ended June 30, 2026.

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NOTE 6 –NOTES PAYABLE

Promissory notes payable as of June 30, 2026 and December 31, 2025 consist of the following:

June 30, 2026	December 31, 2025
$–	$113,750
5,000	5,000
5,000	5,000
10,000	–
$20,000	$123,750

On September 18, 2025, the Company issued a promissory note amounting to $5,000 for general operating purposes. The note carries an interest rate of 0% and is due upon demand. The note was advanced by Ark Capital Inc. under an informal arrangement with no written agreement.

On October 17, 2025, the Company issued a promissory note amounting to $5,000 for general operating purposes. The note carries an interest rate of 0% and is due upon demand. The note was advanced by Alonzo V. Pierce, the Company’s former President and Chief Executive Officer, and is a related-party note.

On March 6, 2026, the Company issued a promissory note amounting to $10,000 for general operating purposes. The notes carries an interest rate of 0% and is due upon demand. The note was advanced by Killuminati Investments LLC, which also purchased 50,000 shares of common stock from the Company in December 2025.

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NOTE 7 –CONVERTIBLE NOTES PAYABLE

Convertible notes payable as of June 30, 2026 and December 31, 2025 consists of the following:

June 30, 2026	December 31, 2025
$–	$113,750
$–	$113,750

On May 15, 2025, the Company issued a Convertible Promissory Note in the principal amount of $105,000. The note matures on September 1, 2026 and provides for monthly installment payments that commenced October 1, 2025. The note is convertible at the holder’s option at $0.025 per share with a 15% premium. The note does not bear stated interest; however, late fees are assessed if installment payments are not made within the contractual grace period. Late fees are recorded as interest expense. As of June 30, 2026, the Company had accrued $8,750 in the late fees. On April 16, 2026, the Company entered into a settlement agreement with the noteholder in which the Company made a one-time payment of $20,000 and the Company was released from the remaining balance on the note of $93,750. The amount forgiven of $93,750 was removed from the balance sheet and recorded as gain on forgiveness of debt as of the six months ended June 30, 2026.

NOTE 8 – RELATED PARTY TRANSACTIONS

As of June 30, 2026 and December 31, 2025, the Company had advances due to a shareholder of $0 and 77,549, respectively.  The advances were made for general operating purposes carry an interest rate of 0% and were due upon demand. On April 16, 2026, the shareholder forgave and released the Company from the amount due of $62,662. Due to the related party nature of the transaction the Company recorded the forgiveness of the debt as an increase to additional paid in capital. The shareholder was Alonzo V. Pierce, the Company’s former President and Chief Executive Officer. On October 17, 2025, Mr. Pierce also loaned the Company $5,000 under a non-interest-bearing promissory note payable on demand, which remained outstanding at June 30, 2026 (see Note 6). The Company’s 2025 transactions with Mr. Pierce relating to TeleCare Home Health LLC are described in Notes 2 and 5 to the Company’s audited financial statements, and the August 20, 2026 transfer of TeleCare to Mr. Pierce is described in Note 11.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on our business, financial condition, or operating results.

NOTE 10– STOCKHOLDERS’ EQUITY

The Company is authorized to issue 700,000,000 shares of $0.001 par value, common stock As of June 30, 2026 and December 31, 2025, the Company had 4,123,783 and 2,123,783 shares of common stock issued and outstanding, respectively.

The Company’s Articles of Incorporation authorize the Board of Directors to issue preferred stock in one or more series and to establish the designation, rights, preferences, privileges, and restrictions of each series without further stockholder approval, except as required by applicable law. These rights may include voting rights, dividend rights, conversion rights, redemption provisions, liquidation preferences, and other terms.

Series A Convertible Preferred Stock

Each share of Series A Convertible Preferred Stock is entitled to ten (10) votes per share and is convertible into one (1) fully paid and non-assessable share of the Company’s common stock, subject to the terms and conditions set forth in the applicable Certificate of Designation. The Company previously amended the Certificate of Designation relating to the Series A Convertible Preferred Stock to provide certain rights applicable upon a liquidity event. As of the date of this Registration Statement, no shares of Series A Convertible Preferred Stock have been issued or are outstanding.

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Series B Preferred Stock

Each share of Series B Preferred Stock is entitled to one thousand votes per share on all matters submitted to stockholders for approval. The shares vote together with the holders of the Company’s common stock as a single class. Series B Preferred Stock is not convertible into common stock and does not provide for mandatory redemption rights.

As of June 30, 2026 and December 31, 2025, the Company had 0 and 0 Series A Preferred Stock issued and outstanding.

As of June 30, 2026 and December 31, 2025, the Company had 700,000 and 700,000 Series B Preferred Stock issued and outstanding.

On June 12, 2026, the Company issued 2,000,000 shares of common stock, valued at $600,000 ($0.30 per share), as consideration for the acquisition of technology assets described in Note 5.

NOTE 11 – SUBSEQUENT EVENTS

On August 20, 2026, the Company entered into an Executive Employment Agreement with Daniela Carolina Mujica Chacon relating to her continued service as the Company’s sole director and executive officer and issued Ms. Mujica Chacon 36,000,000 shares of restricted common stock as equity compensation. Following the issuance, the Company had 40,123,783 shares of common stock issued and outstanding prior to giving effect to this Offering, of which Ms. Mujica Chacon beneficially owned 37,560,000 shares. The award was fully vested on issuance. The Company will measure it at its grant date fair value of $10,800,000 ($0.30 per share, the same value used for the June 2026 share issuance) and recognize that amount as non-cash compensation expense in the quarter ending September 30, 2026.

Also on August 20, 2026, the Company transferred its ownership interest in TeleCare Home Health LLC to Alonzo V. Pierce, the Company’s former President and Chief Executive Officer. Following completion of the transfer, TeleCare ceased to be a subsidiary of the Company. As a result, the Company’s historical TeleCare revenue will no longer be part of the Company’s continuing operations, and the Company’s future operating results will depend principally on the development and commercialization of the Wabiam-related business. The Company received no cash consideration. It will account for the transfer as a deconsolidation under ASC 810-10-40 and expects to present TeleCare as a discontinued operation under ASC 205-20 beginning with its financial statements for the period ending September 30, 2026. TeleCare had no assets or liabilities included in the Company’s consolidated balance sheet at June 30, 2026, and the Company does not expect the gain or loss on deconsolidation to be material; the final amount will depend on TeleCare’s results and balances through August 20, 2026.

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ALOBA, AWOMOLO & PARTNERS

(Chartered Accountants)

Floor 4, Providence Court, Ajibade Bus Stop, Beside CocaCola Ibadan, Oyo State, Nigeria

Tel: 08055439586, 08034725835

Email: audits@alobaawomolo.org; alobaawomolopartners@gmail.com; website: www.alobaawomolo.org

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Glow Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Glow Holdings, Inc. (the “Company”) as of December 31, 2025 and 2024, and the related statements of operations, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Previously Issued Financial Statements

As discussed in Note 2 to the financial statements, the accompanying 2025 financial statements have been restated to correct misstatements.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred significant losses and is dependent on obtaining additional financing to support its operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters, including its intention to seek additional funding from the sale of securities, private investment or a strategic partner, are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. Our audit of the 2025 restatement included testing the share-based measurements at the fair value used and evaluating management’s basis for that value, together with the related-party documentation for the common-control transactions. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Aloba, Awomolo & Partners - PCAOB ID #7275

We have served as the Company’s auditor since 2025.

Ibadan, Nigeria

September 10, 2026, except for the effects of the restatement described in Note 2, as to which the date is October 28, 2026

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GLOW HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(Audited) — As Restated

	December 31, 2025	December 31, 2024
ASSETS
Current assets
Cash	$553	$–
Total current assets	553	–

Total assets	$553	$–

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$–	$32,150
Due to related party	77,548	–
Convertible notes payable	113,750	–
Notes payable	10,000	–
Total current liabilities	201,298	32,150

Total liabilities	201,298	32,150

Stockholders’ deficit

Series A Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 and 0 shares issued and outstanding as of December 31, 2025 and 2024, respectively	–	–
Series B Preferred stock, $0.001 par value, 700,000 shares authorized, 700,000 and 700,000 shares issued and outstanding as of December 31, 2025 and 2024, respectively	700	700
Common stock, $0.001 par value, 700,000,000 shares authorized, 2,123,783 and 1,921,307 shares issued and outstanding as of December 31, 2025 and 2024, respectively	2,124	1,921
Additional paid in capital	892,257	1,132,460
Accumulated deficit	(1,095,826)	(1,167,231)
Total stockholders’ deficit	(200,745)	(32,150)

Total liabilities and stockholders’ deficit	$553	$–

See accompanying notes to the financial statements

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GLOW HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Audited) — As Restated

	For the years ended
	December 31, 2025	December 31, 2024

Revenue	$139,706	$–

Operating expenses
General and administrative	119,287	16,222
Professional fees	140,414	–
Total operating expenses	259,701	16,222

Loss from operations	(119,995)	(16,222)

Other income (expenses)
Gain(loss) on settlement of debt	(72,850)	113,375
Gain on settlement of related-party note payable	273,000	–
Loss of acquisition of Telecare home health	–	–
Interest expense	(8,750)	–
Total other income (expense)	191,400	113,375

Net income (loss) before tax provision	71,405	97,153
Tax provision	–	–
Net income (loss)	$71,405	$97,153

Net income (loss) per common share - basic	$0.04	$0.05
Net income (loss) per common share - diluted	$0.03	$0.05
Weighted average number of common shares outstanding - basic	1,938,473	1,921,307
Weighted average number of common shares outstanding - diluted	2,612,247	1,921,307

See accompanying notes to the financial statements

F-15

GLOW HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(Audited)

	Series B Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, June 30, 2024	10,700,000	$10,700	1,083,280	$1,081	$728,262	$(1,264,384)	$(524,341)
Cancellation of common and preferred stock	(10,000,000)	(10,000)	(719,487)	(720)	10,720	–	–
Issuance of Common Stock for services	–	–	1,560,000	1,560	393,478	–	395,038
Net income	–	–	–	–	–	97,153	97,153
Balance, December 31, 2024	700,000	$700	1,923,793	$1,921	$1,132,460	$(1,167,231)	$(32,150)
Shares issues for cash	–	–	50,000	50	14,950	–	15,000
Shares issued for services	–	–	60,000	60	17,940	–	18,000
Shares issued to settle related-party note payable	–	–	90,000	90	26,910	–	27,000
Deemed distribution – TeleCare acquired under common control	–	–	–	–	(300,000)	–	(300,000)
Net income	–	–	–	–	–	71,405	71,405
Balance, December 31, 2025	700,000	$700	2,123,783	$2,124	$892,257	$(1,095,826)	$(200,745)

See accompanying notes to the financial statements

F-16

GLOW HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Audited) — As Restated

	For the years ended
	December 31, 2025	December 31, 2024
Cash Flows from Operating Activities
Net income (loss)	$71,405	$(53,637)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on settlement of debt	72,850	–
Loss of acquisition of Telecare home health	–	–
Gain on settlement of related-party note payable	(273,000)	–
Stock-based compensation	18,000	–
Non cash interest expense	8,750	–
Changes in assets and liabilities
Accounts payable and accrued liabilities	–	19,768
Due to related party	77,548	–
Net cash used in continuing operating activities	(24,447)	(33,869)

Cash Flows from Financing Activities:
Proceeds from the issuance of common stock	15,000	–
Proceeds from notes payable	10,000	33,869
Net cash provided by financing activities	25,000	33,869

Net increase in cash	553	–
Cash, beginning of period	–	–
Cash, end of period	$553	$–

Supplemental disclosure of cash flow information
Cash paid for interest	$–	$–
Cash paid for taxes	$–	$–

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Note payable -related party issued and settled to acquire Tele Health Home Health	$300,000	$–

See accompanying notes to the financial statements

F-17

GLOW HOLDINGS, INC .

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025 and 2024

NOTE 1 – NATURE OF BUSINESS AND OPERATIONS

Organization

Glow Holdings, Inc. (the “Company,” “we,” “us” or “our”), a Nevada corporation, has a fiscal year end of December 31st and is listed on the OTCID Basic Market under the trading symbol GLOH. The Company had abandoned its business and failed to take steps to dissolve, liquidate and distribute its assets. It had also failed to meet the required reporting requirements with the Nevada Secretary of State, hold an annual meeting of stockholders and pay its annual tax from 2022 to 2024 which resulted in its delinquency with the Nevada Secretary of State. In January 2024, a shareholder filed a petition for custodianship with the District Court of Clark County, Nevada, and was appointed as the Custodian of the Company in February 2024. The Company was incorporated in the State of Nevada in September 1997 as “Universal Funding Services, Inc.” The issuer changed its name to “Universal Reduction Melting Technologies, Inc.” which it kept until 1999, then it changed its name to “Internet Solutions for Business, Inc.” which it kept until 2005. The issuer then changed its name to “GlobalOne Real Estate, Inc.” which it kept until 2011, when it changed its name to “Glow Holdings, Inc.” which it currently carries.

On February 22, 2024, the District Court of Clark County, Nevada entered an Order Granting Application for Appointment of JUDD Holding Corp as Custodian of the Company. On October 11, 2024, the District Court in Clark County, Nevada granted the Custodian’s Motions to Bar All Unasserted Claims and Discharge the Custodian, and control was returned to the Board. On May 15, 2025, Patient Path LLC (controlled by Alonzo Pierce) entered into a Securities Purchase Agreement to acquire 234,000,000 shares of Common Stock and 700,000 shares of Special 2024 Series B Preferred Stock from JUDD Holding Corp (controlled by David Duarte) for total consideration of $170,000 in cash & notes. On May 23, 2025, David Duarte resigned from all Officer & Director positions and appointed Alonzo Pierce as President & Chairman of the Board and the transaction closed. Subsequent to the change of control, the Company began operations, ceased to be a shell company, and self-reported as a non-shell for the period ended June 30, 2025. On August 15, 2025, the Company’s security counsel filed an opinion affirming its status as a non-shell at the June 30 period end, and the shell designation was subsequently removed.

The Company, operating as GlohCo, develops AI-powered healthcare software that enables earlier intervention and improved clinical decision-making. The company’s platform ingests and analyzes medical, behavioral, and wearable data to deliver real-time risk predictions for patient relapse, readmission, and other high-cost health events. GlohCo’s tools integrate with existing EHR systems and support compliance with HIPAA, FHIR, and other regulatory standards.

On July 23, 2025, the Company, through its Transfer Agent and Securities Attorney, filed a 1:150 Reverse Split application with FINRA for the Company’s Common Stock. On October 10, 2025, FINRA processed the corporate action with fractional shares rounded up which added 2,457 shares to the total at Cede per DTCC’s request.

On October 29, 2025, the Company acquired 100% of the membership interests of TeleCare Home Health LLC, a Texas limited liability company, in a transaction involving entities affiliated with the Company’s then-management. Following the acquisition, TeleCare Home Health LLC became the Company’s wholly owned operating subsidiary.

In April 2026, Patient Path LLC, an entity controlled by Alonzo V. Pierce, entered into a Stock Purchase Agreement with Daniela Carolina Mujica Chacon pursuant to which Patient Path LLC agreed to sell to Ms. Mujica Chacon: (i) 1,560,000 shares of the Company’s common stock and (ii) 700,000 shares of the Company’s Special 2024 Series B Preferred Stock, representing the Company’s controlling equity interests.

In connection with the transaction, Alonzo V. Pierce resigned from all officer and director positions with the Company effective upon appointment of his successor, and Daniela Carolina Mujica Chacon accepted appointment as the Company’s sole director, President, Treasurer, Secretary, and Chief Financial Officer.

In May 2026, the Company entered into a strategic business transition initiative focused on the acquisition and development of enterprise technology, workflow systems, software infrastructure, operational analytics technologies, and related intellectual property assets associated with the “Wabiam Soluciones Tecnológicas” business platform (“Wabiam”). In connection with this transition, on June 1, 2026, the Company entered into a Technology Asset Purchase Agreement with Ana Teresa Lopez pursuant to which the Company acquired certain software assets, development-stage technologies, operational methodologies, branding assets, databases, workflows, business materials, and related intellectual property and technology rights associated with Wabiam.

F-18

BASIS OF PRESENTATION

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. Management is of the opinion that all necessary adjustments have been made to make these financial statements not misleading.

NOTE 2 – RESTATEMENT

Following completion of the Company’s financial statements as of and for the year ended December 31, 2025, management identified accounting errors requiring the restatement of previously reported amounts.

The Company previously measured shares issued for services using quoted market prices on the respective transaction dates. Upon further evaluation, management concluded that, because the Company’s shares were thinly traded, those quotations did not reliably represent the fair value of the shares at the applicable measurement dates. Accordingly, the Company revised its valuation of these issuances using prices from private sales of its shares during the year as evidence of fair value.

Additionally, the Company previously recognized a $300,000 loss in connection with its acquisition of TeleCare Home Health LLC (“TeleCare”). At the time of the acquisition, both entities were controlled by Alonzo V. Pierce, the Company’s then President, Chief Executive Officer and controlling stockholder. Accordingly, the acquisition constituted a transaction between entities under common control. Pursuant to ASC 805-50-30-5, the acquired assets and assumed liabilities were required to be recognized at their historical carrying amounts. TeleCare’s net assets had a historical carrying amount of $0. The Company therefore reversed the previously recognized $300,000 loss and recorded the excess of the $300,000 consideration over the historical carrying amount of the net assets acquired as a reduction of additional paid-in capital.

The following is a summary of the impact of these restatements on the Company’s Consolidated Balance Sheet at December 31, 2025:

	December 31, 2025
	As Previously Reported	Error Correction	As Restated
Additional paid-in capital	$1,709,757	$(817,500)	$892,257
Accumulated deficit	(1,913,326)	817,500	(1,095,826)
Total stockholders’ deficit	$(200,745)	$–	$(200,745)

The following is a summary of the impact of these restatements on the Company’s Consolidated Statements of Operations for the year ended December 31, 2025:

	Year Ended December 31, 2025
	As Previously Reported	Error Correction	As Restated
Revenue	$139,706	$–	$139,706
Total operating expenses	466,701	(207,000)	259,701
Loss from operations	(326,995)	207,000	(119,995)
Total other income (expense)	(419,100)	610,500	191,400
Net income (loss)	$(746,095)	$817,500	$71,405

F-19

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared in US dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”) on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. During the year ended December 31, 2025, the Company reported net income of $71,405, which included a non-cash gain of $273,000 on the settlement of a related-party note payable, used $24,447 of cash in operating activities, and had an accumulated deficit of $1,095,826 at December 31, 2025. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

We are dependent on our ability to attract and receive funding from either the sale of securities or outside sources such as private investment or a strategic partner. We currently have no firm agreements or arrangements with respect to any such financing and there can be no assurance that any funds needed will be available to us on acceptable terms or at all. The inability to obtain sufficient funding of our operations in the future will restrict our ability to grow and reduce our ability to continue to conduct business operations. Our failure to raise additional funds will adversely affect our business, and may require us to suspend our operations, which in turn may result in a loss to the purchasers of our common stock. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans. Any additional equity financing may involve substantial dilution to our then existing stockholders.

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Stock-based compensation

The Company follows ASC 718-10, “Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

Concentration of Credit Risk

The Company has no off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains all of its cash balances with two financial institutions in the form of demand deposits.

Earnings per share

The Company follows ASC Topic 260 to account for the earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

F-20

The following table sets forth the computation of basic and diluted net income per share:

	Year Ended December 31, 2025	Year Ended December 31, 2024
Numerator: Net income – basic and diluted	$71,405	$97,153
Denominator: Weighted average common shares outstanding – basic	1,938,473	1,921,307
Dilutive effect of JUDD Holding Corp convertible note (if-converted method)	673,774	–
Weighted average common shares outstanding – diluted	2,612,247	1,921,307
Net income per share – basic	$0.04	$0.05
Net income per share – diluted	$0.03	$0.05

The dilutive effect represents the approximately 5,232,500 shares into which the JUDD Holding Corp convertible note became convertible on November 15, 2025, weighted for the 47 days the note was convertible during 2025. The numerator was not adjusted, because adding back the $8,750 of non-cash interest on the note would not change diluted net income per share. No securities were excluded from the computation of diluted net income per share for either year because their effect would have been antidilutive. The Special 2024 Series B Preferred Stock is not convertible into common stock.

Revenue Recognition

The Company recognizes revenue from its contracts with customers in accordance with ASC 606 – Revenue from Contracts with Customers. The Company recognizes revenues when satisfying the performance obligation of the associated contract that reflects the consideration expected to be received based on the terms of the contract.

Revenue related to contracts with customers is evaluated utilizing the following steps: (i) Identify the contract, or contracts, with a customer; (ii) Identify the performance obligations in the contract; (iii) Determine the transaction price; (iv) Allocate the transaction price to the performance obligations in the contract; (v) Recognize revenue when the Company satisfies a performance obligation.

Fair Value of the Company’s Common Stock

The Company’s common stock is quoted on the OTC Markets but trades only sporadically and in very low volume. Trading after the October 10, 2025 1-for-150 reverse stock split was limited, and no shares traded between November 7, 2025 and October 5, 2026. Because the quoted price was not a reliable measure of fair value, the Company measures shares of common stock issued for services, to settle debt, for assets and as compensation from November 2025 through August 2026 at $0.30 per share. That is the price at which the Company sold 50,000 restricted shares of common stock for cash to an unrelated investor on December 17, 2025, its only cash sale of common stock in that period. Because those shares were restricted, like the shares issued in the transactions measured at that price, no further discount for lack of marketability was applied. The Company did not obtain an independent valuation. On this basis, the Company valued 60,000 shares issued for services on November 5, 2025 at $18,000; 90,000 shares issued on December 11, 2025 to settle a related-party note at $27,000; 2,000,000 shares issued on June 12, 2026 for technology assets at $600,000; and 36,000,000 shares issued on August 21, 2026 as compensation at $10,800,000.

Fair Value of Financial Instruments

The Company measures fair value in accordance with ASC 820 - Fair Value Measurements. ASC 820 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurements. ASC 820 establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by ASC 820 are:

Level 1 - Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

F-21

Level 2 - Inputs (other than quoted market prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 - Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model. Valuation of instruments includes unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

As defined by ASC 820, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale, which was further clarified as the price that would be received to sell an asset or paid to transfer a liability (“an exit price”) in an orderly transaction between market participants at the measurement date

The reported fair values for financial instruments that use Level 2 and Level 3 inputs to determine fair value are based on a variety of factors and assumptions. Accordingly, certain fair values may not represent actual values of the Company’s financial instruments that could have been realized as of December 31, 2025 and 2024 or that will be recognized in the future, and do not include expenses that could be incurred in an actual settlement. The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, receivables from related parties, prepaid expenses and other, accounts payable, accrued liabilities, and related party and third-party notes payables approximate fair value due to their relatively short maturities. The Company’s notes payable approximates the fair value of such instrument based upon management’s best estimate of terms that would be available to the Company for similar financial arrangements on December 31, 2025 and 2024.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. This ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. This ASU is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The amendments in this ASU should be applied retrospectively to all prior periods presented in the financial statements. The Company adopted the ASU and determined that its adoption did not have a material impact on the Company’s financial statements and related disclosures. As defined in the ASU, operating segments are components of an enterprise about which discrete financial information is regularly provided to the CODM in making decisions on how to allocate resources and assess performance for the organization. The Company operates and manages its business as one reportable and operating segment. The Company’s CODM is the Chief Executive Officer. The Company’s CODM reviews operating results to make decisions about allocating resources and assessing performance for the entire Company.

The Company does not believe that other standards, which have been issued but are not yet effective, will have a significant impact on its financial statements.

NOTE 5 — ACQUISITION OF TELECARE HOME HEALTH LLC (COMMON CONTROL)

On October 29, 2025, the Company acquired 100% of the membership interests of TeleCare Home Health LLC, a Texas limited liability company previously owned and controlled by Alonzo Pierce, the Company’s President and Chief Executive Officer. As both entities were under common control before and after the transaction, the acquisition was accounted for as a transaction between entities under common control in accordance with ASC 805-50. The assets and liabilities of TeleCare Home Health LLC were recorded at their historical carrying values as of the acquisition date.

As consideration, the Company issued a $300,000 unsecured promissory note to TeleCare Home Health LLC, bearing interest at 4% per annum and maturing within 24 months. TeleCare was controlled by Alonzo V. Pierce, the Company’s President and Chief Executive Officer, and the transaction was between entities under common control. The note was therefore recorded as a deemed distribution to Mr. Pierce, reducing additional paid-in capital, and no loss on acquisition is recognized (as restated; see Note 2).

On December 11, 2025, under a Debt Satisfaction and Equity Exchange Agreement, the promissory note was fully extinguished in exchange for the issuance of 90,000 shares of restricted common stock to TeleCare Home Health LLC. The settlement was a separate exchange transaction from the acquisition. The Company measured the shares issued at their fair value of $27,000 ($0.30 per share; see Note 4) and recognized the $273,000 difference between the $300,000 carrying amount of the note and the fair value of the shares as a gain on settlement of related-party note payable (as restated; see Note 2).

F-22

NOTE 6 –NOTES PAYABLE

Notes payable as of December 31, 2025 and 2024 consist of the following:

December 31, 2025	December 31, 2024
5,000	–
5,000	–
$10,000	$–

On September 18, 2025, the Company issued a promissory note amounting to $5,000 for general operating purposes. The note carries an interest rate of 0% and is due upon demand. The note was advanced by Ark Capital Inc. under an informal arrangement with no written agreement.

On October 17, 2025, the Company issued a promissory note amounting to $5,000 for general operating purposes. The note carries an interest rate of 0% and is due upon demand. The note was advanced by Alonzo V. Pierce, the Company’s former President and Chief Executive Officer, and is a related-party note.

F-23

NOTE 7 –CONVERTIBLE NOTES PAYABLE

Convertible notes payable as of December 31, 2025 and 2024 consists of the following:

December 31, 2025	December 31, 2024
$113,750	$–
$113,750	$–

On May 15, 2025, the Company combined $32,150 in accounts payable and accrued liabilities into a Convertible Promissory Note in the principal amount of $105,000. The difference between the carrying value of the note and the previous debt was recorded as a loss on settlement of debt on the December 31, 2025 Statement of Operations. The note matures on September 1, 2026 and provides for monthly installment payments that commenced October 1, 2025. The note is convertible at the holder’s option at $0.025 per share with a 15% premium. The note does not bear stated interest; however, late fees are assessed if installment payments are not made within the contractual grace period. Late fees are recorded as interest expense. As of December 31, 2025, the Company had accrued $8,750 in the late fees related to missed installment payments.

NOTE 8 – RELATED PARTY TRANSACTIONS

As of December 31, 2025 and 2024, the Company had advances due to a shareholder of $77,549 and 0, respectively.  The advances were made for general operating purposes carry an interest rate of 0% and were due upon demand. The shareholder was Alonzo V. Pierce, the Company’s President, Chief Executive Officer and controlling stockholder from May 23, 2025. During 2025, the Company also entered into the following transactions with related parties: (i) on May 15, 2025, it issued a $105,000 convertible note to JUDD Holding Corp, then its controlling stockholder, in exchange for $32,150 of liabilities (Note 7); (ii) on October 17, 2025, Mr. Pierce loaned the Company $5,000 under a non-interest-bearing promissory note payable on demand (Note 6); (iii) on October 29, 2025, the Company acquired TeleCare Home Health LLC, an entity controlled by Mr. Pierce, for a $300,000 promissory note, which is recorded as a deemed distribution to Mr. Pierce (Note 5); and (iv) on December 11, 2025, the Company issued 90,000 shares of common stock, with a fair value of $27,000, to settle that note and recognized a $273,000 gain on settlement (Note 5).

NOTE 9 - COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on our business, financial condition, or operating results.

NOTE 10 - INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company recorded the valuation allowance due to the uncertainty of future realization of federal and state net operating loss carryforwards. The deferred income tax assets are comprised of the following on December 31, 2025 and 2024:

	2025	2024
Deferred income tax assets – net operating loss carryforwards (21%):	$230,123	$245,119
Valuation allowance	(230,123)	(245,119)
Net deferred tax asset	$–	$–

F-24

Reconciliation between the statutory rate and the effective tax rate is as follows on December 31, 2025 and 2024:

	2025	2024
Effective Tax Rate Reconciliation:
Federal statutory tax rate	21.0%	21.0%
State taxes, net of federal benefit	0.0%	0.0%
Change in valuation allowance	(21.0)%	(21.0)%
Effective tax rate	0.0%	0.0%

The Company estimates its net operating loss carryforwards at approximately $1,095,826 and $1,167,231 at December 31, 2025 and 2024, respectively, based on its accumulated deficit. The carryforwards actually available to the Company will depend on the amounts reported in its income tax returns and may differ from these estimates. The deferred tax asset is measured at the federal statutory rate of 21%. Because the Company has a history of losses and its ability to generate future taxable income is uncertain, it has recorded a full valuation allowance against the deferred tax asset. Net operating losses arising after December 31, 2017 carry forward indefinitely and may offset up to 80% of taxable income in a future year. The Company’s ability to use its net operating loss carryforwards may be limited under Section 382 of the Internal Revenue Code as a result of the changes in ownership of the Company in 2025 and 2026. The Company had no income tax expense for 2025 or 2024 because its taxable income, if any, was offset by net operating loss carryforwards.

The Company recognizes interest and penalties related to uncertain tax positions in general and administrative expense. As of December 31, 2025 and 2024 the Company has no unrecognized uncertain tax positions, including interest and penalties.

NOTE 11– STOCKHOLDERS’ EQUITY

The Company is authorized to issue 700,000,000 shares of $0.001 par value, common stock As of December 31, 2025 and 2024, the Company had 2,123,783 and 1,923,793 shares of common stock issued and outstanding, respectively.

The Company’s Articles of Incorporation authorize the Board of Directors to issue preferred stock in one or more series and to establish the designation, rights, preferences, privileges, and restrictions of each series without further stockholder approval, except as required by applicable law. These rights may include voting rights, dividend rights, conversion rights, redemption provisions, liquidation preferences, and other terms.

Series A Convertible Preferred Stock

Each share of Series A Convertible Preferred Stock is entitled to ten (10) votes per share and is convertible into one (1) fully paid and non-assessable share of the Company’s common stock, subject to the terms and conditions set forth in the applicable Certificate of Designation. The Company previously amended the Certificate of Designation relating to the Series A Convertible Preferred Stock to provide certain rights applicable upon a liquidity event. As of the date of this Registration Statement, no shares of Series A Convertible Preferred Stock have been issued or are outstanding.

Series B Preferred Stock

Each share of Series B Preferred Stock is entitled to one thousand votes per share on all matters submitted to stockholders for approval. The shares vote together with the holders of the Company’s common stock as a single class. Series B Preferred Stock is not convertible into common stock and does not provide for mandatory redemption rights.

As of December 31, 2025 and 2024, the Company had 0 and 0 Series A Preferred Stock issued and outstanding.

As of December 31, 2025 and 2024, the Company had 700,000 and 700,000 Series B Preferred Stock issued and outstanding.

During the year end December 31, 2024, a shareholder returned and the Company cancelled 10,000,000 shares of Preferred Stock and 719,487 shares of common stock for no consideration.

F-25

During the year end December 31, 2024, the Company issued 1,560,000 shares common stock valued at $395,038 for services.

On November 5, 2025, the Company issued 60,000 shares of common stock for services, valued at $18,000 ($0.30 per share) (as restated; see Note 2).

On December 11, 2025, the Company issued 90,000 shares of common stock, valued at $27,000 ($0.30 per share), to TeleCare Home Health LLC, an entity controlled by Alonzo V. Pierce, to settle the $300,000 related-party note payable described in Note 5 (as restated; see Note 2). During the year, the Company also issued 2,476 shares of common stock for the rounding up of fractional shares in the October 10, 2025 reverse stock split.

During the year end December 31, 2025, the Company issued 50,000 shares common stock for $15,000 c

NOTE 12 – SUBSEQUENT EVENTS

On April 16, 2026, the Company entered into a settlement agreement with the noteholder of a certain note dated May 15, 2025, in which the Company made a one-time payment of $20,000 and the Company was released from the remaining balance on the note of $93,750.

On April 16, 2026, the shareholder forgave and released the Company from the balance of related party debt due in the amount of $62,662. Due to the related party nature of the transaction the Company recorded the forgiveness of the debt as an increase to additional paid in capital.

In April 2026, Patient Path LLC, an entity controlled by Alonzo V. Pierce, entered into a Stock Purchase Agreement with Daniela Carolina Mujica Chacon pursuant to which Patient Path LLC agreed to sell to Ms. Mujica Chacon: (i) 1,560,000 shares of the Company’s common stock and (ii) 700,000 shares of the Company’s Special 2024 Series B Preferred Stock, representing the Company’s controlling equity interests.

In connection with the transaction, Alonzo V. Pierce resigned from all officer and director positions with the Company effective upon appointment of his successor, and Daniela Carolina Mujica Chacon accepted appointment as the Company’s sole director, President, Treasurer, Secretary, and Chief Financial Officer.

In May 2026, the Company entered into a strategic business transition initiative focused on the acquisition and development of enterprise technology, workflow systems, software infrastructure, operational analytics technologies, and related intellectual property assets associated with the “Wabiam Soluciones Tecnológicas” business platform (“Wabiam”). In connection with this transition, on June 1, 2026, the Company entered into a Technology Asset Purchase Agreement with Ana Teresa Lopez pursuant to which the Company acquired certain software assets, development-stage technologies, operational methodologies, branding assets, databases, workflows, business materials, and related intellectual property and technology rights associated with Wabiam.

On June 1, 2026, the Company entered into an Asset Purchase Agreement pursuant to which the Company acquired various proprietary assets and intellectual property for 2,000,000 restricted shares of common stock valued at $600,000 ($0.30 per share). Because the acquired technology had not reached technological feasibility and has no alternative future use, the Company recorded the entries value as a loss on acquisition.

On August 20, 2026, the Company entered into an Executive Employment Agreement with Daniela Carolina Mujica Chacon relating to her continued service as the Company’s sole director and executive officer and issued Ms. Mujica Chacon 36,000,000 shares of restricted common stock as equity compensation. Following the issuance, the Company had 40,123,783 shares of common stock issued and outstanding prior to giving effect to this Offering, of which Ms. Mujica Chacon beneficially owned 37,560,000 shares. The award was fully vested on issuance. The Company will measure it at its grant date fair value of $10,800,000 ($0.30 per share) and recognize that amount as non-cash compensation expense in the quarter ending September 30, 2026.

Also on August 20, 2026, the Company transferred its ownership interest in TeleCare Home Health LLC to Alonzo V. Pierce, the Company’s former President and Chief Executive Officer. Following completion of the transfer, TeleCare ceased to be a subsidiary of the Company. As a result, the Company’s historical TeleCare revenue will no longer be part of the Company’s continuing operations, and the Company’s future operating results will depend principally on the development and commercialization of the Wabiam-related business. The Company received no cash consideration. It will account for the transfer as a deconsolidation under ASC 810-10-40 and does not expect the gain or loss on deconsolidation to be material.

The Company has evaluated subsequent events through October 28, 2026, the date these financial statements were available to be issued. Except as described above, the Company did not identify any other subsequent events requiring recognition or disclosure in these financial statements.

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DEALER PROSPECTUS DELIVERY OBLIGATION

Until [__________], 2026, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All amounts other than the Securities and Exchange Commission registration fee are estimates. The registrant will bear all of these expenses.

Expense	Amount
SEC registration fee	$48.34
Legal fees and expenses	12,500.00
Accounting and audit fees and expenses	14,000.00
EDGAR, printing and filing expenses	6,000.00
Transfer agent and registrar expenses	2,000.00
State securities law fees and expenses	3,000.00
Miscellaneous expenses	7,451.66
Total	$45,000.00

Item 14. Indemnification of Directors and Officers

The Nevada Revised Statutes and the registrant’s Articles of Incorporation and Bylaws provide for indemnification of the registrant’s directors, officers, employees and agents in specified circumstances and to the fullest extent permitted by Nevada law. The registrant may also purchase and maintain insurance on behalf of such persons against liabilities incurred in those capacities, subject to applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

The information required by this item is set forth under “Recent Sales of Unregistered Securities” in the prospectus forming part of this registration statement and is incorporated herein by reference. No underwriters were involved in the issuer transactions described there, and no underwriting discounts or commissions were paid. The registrant relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act for those issuer transactions based on their private nature, the limited number of recipients, the recipients’ relationships with or access to information concerning the registrant, the absence of general solicitation and the issuance of restricted securities. The April 2026 change-of-control transaction described in the prospectus was a private secondary transaction between stockholders and did not involve the issuance of securities by the registrant.

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Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits. The following exhibits are filed with, or will be filed by amendment to, this registration statement:

Exhibit No.	Description	Status
3.1	Amended and Restated Articles of Incorporation, as amended	Previously Filed
3.2	Restated Bylaws	Previously Filed
3.3	Certificate of Designation of Series A Convertible Preferred Stock	Previously Filed
3.4	Certificate of Designation of Special 2024 Series B Preferred Stock	Previously Filed
5.1	Opinion of Clifford J. Hunt, Esq. regarding legality of the shares being registered	Previously Filed
10.1	Form of Subscription Agreement	Previously Filed
10.2	Technology Asset Purchase Agreement dated June 1, 2026	Previously Filed
10.3	Executive Employment Agreement with Daniela Carolina Mujica Chacon	Previously Filed
10.4	Spin-Out and Membership Interest Transfer Agreement relating to TeleCare Home Health LLC	Previously filed
23.1	Consent of Aloba, Awomolo & Partners, independent registered public accounting firm	Filed herewith
23.2	Consent of Clifford J. Hunt, Esq.	Included in Exhibit 5.1
107	Calculation of Filing Fee Table	Previously Filed

(1)	Previously filed with the Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on September 22, 2026.

(b) Financial Statement Schedules. Financial statement schedules have been omitted because the information required to be set forth therein is not applicable, is not required, or is included in the financial statements or notes thereto.

Item 17. Undertakings

(a)        The undersigned registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of this registration statement relating to the offering, other than a registration statement relying on Rule 430B or a prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus immediately prior to such date of first use.

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(5)        That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in this primary offering, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any preliminary prospectus or prospectus, any free writing prospectus prepared by or on behalf of the registrant or used or referred to by the registrant, any other free writing prospectus containing material information about the registrant or its securities provided by or on behalf of the registrant, or any other communication that is an offer in the offering made by the registrant to the purchaser, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.

(b)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned.

GLOW HOLDINGS, INC.

Date: October 28, 2026	By: /s/ Daniela Carolina Mujica Chacon
Daniela Carolina Mujica Chacon
Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date
/s/ Daniela Carolina Mujica Chacon	Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and Sole Director (principal executive officer, principal financial officer and principal accounting officer)	October 28, 2026

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